Exhibit 10.5

MSMCI Loan No. 06-26992

LOAN AGREEMENT

Dated as of October 31, 2006

Between

NJA HOTEL LLC,

as Borrower

and

MORGAN STANLEY MORTGAGE CAPITAL INC.,

as Lender

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-ii-

SCHEDULES

Schedule I	-	Rent Roll
Schedule II	-	Immediate Repairs
Schedule III	-	Organizational Chart
Schedule IV	-	Form of Subordination, Non-Disturbance and Attornment Agreement
Schedule V	-	Form of Smith Travel Research Report
Schedule VI	-	Description of REA
Schedule VII	-	Description of Other Property
Schedule VIII	-	List of Contractors

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Exhibit 10.5

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of October 31, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation, having an address at 1221 Avenue of the Americas, New York, New York 10020 (together with its successors and assigns, “Lender”) and NJA HOTEL LLC, a Delaware limited liability company, having an address at c/o Valhal Corp., 434 Broadway, 8th Floor, New York, New York 10013 (“Borrower”).

All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1. Definitions.

For all purposes of this Agreement, except as otherwise expressly provided:

“Acceptable Delaware LLC” shall mean a limited liability company formed under Delaware law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company, and (ii) otherwise meets the Rating Agency criteria then applicable to such entities.

“Acquired Property Statements” shall have the meaning set forth in Section 9.1(c).

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in Control of, is Controlled by or is under common ownership or Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” shall mean any managing agent of the Property in which Borrower, Guarantor, Sponsor, any SPC Party (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

“ALTA” shall mean American Land Title Association or any successor thereto.

“Alteration Threshold” shall mean $200,000.

“Annual Budget” shall mean the operating and capital budget for the Property setting forth Borrower’s good faith estimate of Gross Revenue, Operating Expenses, and FF&E Expenditures for the applicable Fiscal Year.

“Approved Accounting Method” shall mean the (i) the Uniform System of Accounts reconciled in accordance with GAAP or (ii) such other method of accounting as may be reasonably acceptable to Lender, consistently applied.

“Approved Annual Budget” shall have the meaning set forth in Section 4.1.6(e).

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated the date hereof among Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Base Loan Amount” shall mean $40,000,000.00 plus the amount of any Holdback Reserve Funds that have been previously disbursed to Borrower.

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

“Bond Financing” shall mean the issuance of a series of Enterprise Zone revenue bonds in connection with the District Loan.

“Borrower” shall have the meaning set forth in the first paragraph hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

“Capital Expenditures” shall mean for any period the amount expended for items capitalized under the Approved Accounting Method (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

“Casualty Consultant” shall have the meaning set forth in Section 5.3.2(c).

“Casualty Retainage” shall have the meaning set forth in Section 5.3.2(d).

“Closing Date” shall mean the date of funding the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Debt” shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage, the Environmental Indemnity or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.

“Debt Service Coverage Ratio” shall mean the ratio calculated by Lender on a quarterly basis of (i) Underwritable Cash Flow for the twelve (12) calendar month period immediately preceding the date of calculation to (ii) the actual Debt Service that would be due for the twelve (12) calendar month period immediately following such calculation.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate.

“Defeasance Collateral Account” shall have the meaning set forth in Section 2.5.3.

“Defeased Note” shall have the meaning set forth in Section 2.5.2(iv).

“Development Agreement” shall mean that certain Development Agreement between the District of Columbia and NJA Development Partners, LP, dated January 1, 2004.

“Disclosure Document” shall have the meaning set forth in Section 9.2(a).

“Disclosure Document Date” shall have the meaning set forth in Section 9.1(c)(iv).

“District Loan” shall mean the loan pursuant to that certain Loan Agreement dated December 1, 2004 between Borrower and the District of Columbia.

“Eligible Account” shall mean an identifiable account which is separate from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-l by S&P, P-l by Moody’s and F-1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender.

“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.

“Equity Collateral” shall have the meaning set forth in Section 9.5.

“ERISA” shall have the meaning set forth in Section 4.2.9.

“Event of Default” shall have the meaning set forth in Section 10.1.

“Exchange Act” shall have the meaning set forth in Section 9.2(a).

“Exchange Act Filing” shall have the meaning set forth in Section 9.1(c)(vi).

“Exculpated Parties” shall have the meaning set forth in Section 11.22 hereof.

“Excusable Delay” shall mean a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, Sponsor, and/or Guarantor (or any of their respective constituent owners), but lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower, Sponsor, and/or Guarantor (or any of their respective constituent owners).

“Extraordinary Expense” shall have the meaning set forth in Section 4.1.6(e).

“Fiscal Year” shall mean each twelve month period commencing on October 1 and ending on September 31 during each year of the term of the Loan.

“FF&E Expenditures” for any period shall mean amounts expended for FF&E as set forth in the Approved Annual Budget.

“FF&E” shall mean repair and/or replacement of the furnishings, fixtures, equipment and other items to the extent the same are properly capitalized in accordance with the Approved Accounting Method.

“FF&E Expenditure Funds” shall have the meaning set forth in Section 6.4.1.

“FF&E Expenditures Work” shall mean any labor performed or materials installed in connection with any FF&E Expenditure.

“FF&E Reserve Monthly Deposit” shall be an amount equal to $35,615.00.

“Fitch” shall mean Fitch, Inc.

“Franchise Agreement” shall mean that certain Courtyard by Marriott Franchise Agreement, dated as of June 18, 2003, between Borrower and Franchisor, as the same may be amended or modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, the Replacement Franchise Agreement executed in accordance with the terms and provisions of this Agreement.

“Franchisor” shall mean Marriott International, Inc., or, if the context requires, a Qualified Franchisor.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of

Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Revenue” shall mean all revenue, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, non-recurring revenues as determined by Lender, proceeds from the sale or refinancing of the Property, security deposits (except to the extent determined by Lender to be properly utilized to offset a loss of Rent), refunds and uncollectible accounts, proceeds of casualty insurance and Awards (other than business interruption or other loss of income insurance related to business interruption or loss of income for the period in question), and any disbursements to Borrower from the Reserve Funds or any other fund established by the Loan Documents. Without limiting the generality of the foregoing, Gross Revenue shall also include all sustainable income and proceeds (whether in cash or on credit, and computed on an accrual basis) received by Borrower or Manager for the use, occupancy or enjoyment of the Property, or any part thereof, or received by Borrower or Manager for the sale of any goods, services or other items sold on or provided from the Property in the ordinary course of the Property operation, including without limitation: (a) all income and proceeds received from rental of rooms, Leases and commercial space, meeting, conference and/or banquet space within the Property including net parking revenue; (b) all income and proceeds received from food and beverage operations and from catering services conducted from the Property even though rendered outside of the Property; (c) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of the Property (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (d) all Awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in Restoration of the Property); (e) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Gross Revenue” if received in the ordinary course of the Property operation (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); and (f) interest on credit accounts, rent concessions or credits, and other required pass-throughs and interest on Reserve Funds; but excluding, (1) gross receipts received by lessees, licensees or concessionaires of the Property; (2) consideration received at the Property for hotel accommodations, goods and services to be provided at other hotels, although arranged by, for or on behalf of Borrower or Manager; (3) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of the Property operation; (4) federal, state and municipal excise, sales and use taxes collected directly from patrons or guests of the Property as a part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes; (5) Awards (except to the extent provided in clause (d) above); (6) refunds of amounts not included in Operating Expenses at any time and uncollectible accounts; (7) gratuities collected by the Property employees; (8) the proceeds of any financing;

(9) other income or proceeds resulting other than from the use or occupancy of the Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Property in the ordinary course of business; and (10) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues.

“Guarantor” shall collectively mean Sheldon Stein, an individual, Anders Schroeder, an individual and Valhal Corp., a New York corporation.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations of even date herewith from Guarantor for the benefit of Lender.

“Holdback Release Period” shall have the meaning set forth in Section 6.5.2 hereof.

“Holdback Reserve Actual Debt Service Coverage Ratio” shall mean the ratio calculated by Lender of (i) Underwritable Cash Flow for the twelve (12) calendar month period immediately preceding the date of calculation to (ii) the principal and interest payments that would be due on a note in the principal amount of the Loan Amount for the twelve (12) calendar month period immediately following such calculation.

“Holdback Reserve Assumed Debt Service Coverage Ratio” shall mean the ratio calculated by Lender of (i) Underwritable Cash Flow for the twelve (12) calendar month period immediately preceding the date of calculation to (ii) the projected principal and interest payments that would be due on a note in the principal amount of the Loan Amount for the twelve (12) calendar month period immediately following such calculation (assuming a mortgage loan constant of 11.33%).

“Holdback Reserve Funds” shall have the meaning set forth in Section 6.5.1 hereof.

“Immediate Repair Funds” shall have the meaning set forth in Section 6.1.1.

“Immediate Repairs” shall have the meaning set forth in Section 6.1.1.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Indemnified Liabilities” shall have the meaning set forth in Section 11.13(b).

“Independent Director” shall have the meaning set forth in Section 3.1.24(p).

“Insolvency Opinion” shall mean that certain substantive non-consolidation opinion letter dated the date hereof delivered by Edwards Angell Palmer & Dodge LLP in connection with the Loan.

“Insurance Funds” shall have the meaning set forth in Section 6.3.1.

“Insurance Premiums” shall have the meaning set forth in Section 5.1.1(b).

“Interest Bearing Reserve Funds” shall mean the FF&E Expenditure Funds and the Holdback Reserve Funds.

“Interest Rate” shall mean a rate per annum equal to five and ninety-hundredths percent (5.90%).

“Interest Shortfall” shall have the meaning set forth in Section 2.4.1

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the first paragraph hereof.

“Lender Indemnitees” shall have the meaning set forth in Section 11.13(b).

“Letters of Credit” shall mean those certain letters of credit issued pursuant to that certain Letter of Credit Facility and Reimbursement Agreement among Borrower, Bank of Scotland, as issuer (the “Issuer”) and administrative agent, and various lenders, dated December 23, 2004.

“Liabilities” shall have the meaning set forth in Section 9.2(b).

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the original principal amount of $42,500,000.00 made by Lender to Borrower pursuant to this Agreement.

“Loan Bifurcation” shall have the meaning set forth in Section 9.1 hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Guaranty, the Assignment of Management Agreement and any other document pertaining to the Property as well as all other documents now or hereafter executed and/or delivered in connection with the Loan.

“Major Lease” shall mean (i) any commercial or retail Lease (including any restaurant lease) that demises all or a portion of the Property or (ii) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) above.

“Management Agreement” shall mean the management agreement entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to the Property.

“Manager” shall mean Hospitality Partners LLC or any other manager approved in accordance with the terms and conditions of the Loan Documents.

“Manager Termination Ratio” shall have the meaning set forth in Section 7.3.

“Material Adverse Effect” shall mean a material adverse effect on (i) the Property, (ii) the business, profits, prospects, management, operations or financial condition of Borrower, Sponsor, SPC Party, Guarantor or the Property, (iii) the enforceability, validity, perfection or priority of the lien of this Agreement, the Note, the Mortgage or the other Loan Documents, or (iv) the ability of Borrower to perform its obligations under this Agreement, the Note, the Security Instrument or other Loan Documents.

“Material Agreements” means each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, other than the Management Agreement and the Leases, under which there is an obligation of Borrower to pay more than $100,000.00 per annum.

“Maturity Date” shall mean November 1, 2016 or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine Borrower” shall have the meaning set forth in Section 9.5.

“Mezzanine Option” shall have the meaning set forth in Section 9.5.

“Minimum Actual Debt Service Coverage Ratio” shall mean 1.30 to 1.00.

“Minimum Assumed Debt Service Coverage Ratio” shall mean 1.10 to 1.00.

“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000).

“Monthly Debt Service Payment Amount” shall mean a constant monthly payment of $252,083.02.

“Monthly Payment Date” shall mean the first (1st) day of every calendar month occurring during the term of the Loan.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Morgan Stanley” shall have the meaning set forth in Section 9.2(b).

“Morgan Stanley Group” shall have the meaning set forth in Section 9.2(b).

“Mortgage” shall mean that certain first priority Deed of Trust and Security Agreement, dated as of the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Proceeds” shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 5.3.2(f).

“New Non-Consolidation Opinion” shall mean a substantive non-consolidation opinion provided by outside counsel acceptable to Lender and the Rating Agencies and otherwise in form and substance acceptable to Lender and the Rating Agencies.

“Note” shall have the meaning set forth in Section 2.1.3.

“Notice” shall have the meaning set forth in Section 11.6.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

“Operating Expenses” shall mean all costs and expenses relating to the operation, maintenance and management of the Property, including, without limitation, utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments, a management fee equal to the greater of 3% of annual gross revenue or the actual management fee and $1,966 per room per annum with respect to capital costs, but excluding actual Capital Expenditures, depreciation, amortization, Extraordinary Expenses and deposits required to be made to the Reserve Funds; provided, however such costs and expenses shall be subject to adjustment by Lender to normalize such costs and expenses.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Property” shall mean that certain garage parcel as more specifically described on Schedule VII.

“Otherwise Rated Insurer” shall have the meaning set forth in Section 5.1.2.

“Partial Defeasance Collateral” shall mean U.S. Obligations which provide payments (i) on or prior to, but as close as possible to, the Business Day immediately preceding all Monthly Payment Dates and other scheduled payment dates, if any, under the Defeased Note after the Defeasance Date and up to and including the Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments relating to such Monthly Payment Dates and other scheduled payment dates.

“Partial Defeasance Date” shall have the meaning set forth in Section 2.5.2(i).

“Partial Defeasance Event” shall have the meaning set forth in Section 2.5.2.

“Partial Defeasance Release Date” shall mean the date that is two (2) years from the “startup day” (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with the last Securitization involving any portion of this Loan.

“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (iv) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Equipment Leases” shall mean equipment leases or other similar instruments entered into with respect to the Equipment and/or the Personal Property provided, that, in each case, such equipment leases or similar instruments (i) are entered into on commercially reasonable terms and conditions in the ordinary course of Borrower’s business and (ii) relate to Equipment and/or Person Property which is (A) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of the Property.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the Mortgage.

“Policies” shall have the meaning specified in Section 5.1.1(b).

“Prepayment Date” shall mean the date on which the Loan is prepaid in accordance with the terms hereof.

“Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq. and (d) all other Legal Requirements relating to money laundering or terrorism.

“Property” shall mean the parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the granting clause of the Mortgage.

“Qualified Franchisor” shall mean either (a) Franchisor; or (b) in the reasonable judgment of Lender, a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Property, provided, that at Lender’s option, Borrower’s delivery to Lender of a Rating Agency Confirmation with regard to such franchisor shall be a prerequisite to Lender’s approval of such franchisor hereunder.

“Rating Agencies” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s and Fitch, or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.

“Rating Surveillance Charge” shall have the meaning set forth in Section 9.3.

“REA” shall mean, collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, (i) that certain Declaration of Covenants, Conditions and Restrictions and Reciprocal Easement Agreement (the “Declaration”) and (ii) the Development Agreement, each as more specifically described on Schedule VI attached hereto and made a part hereof.

“Registrar” shall have the meaning set forth in Section 9.6 hereof.

“Registration Statement” shall have the meaning set forth in Section 9.2(b).

“Reimbursement Obligation” shall mean the obligations for reimbursement under the Letters of Credit.

“Release Date” shall mean the earlier to occur of (i) the fifth anniversary of the Closing Date and (ii) the date that is two (2) years from the “startup day” (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with the last Securitization involving any portion of this Loan.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Rents” shall mean all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property, and proceeds, if any, from business interruption or other loss of income or insurance, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance.

“Replacement Franchise Agreement” shall mean either (a) a franchise, trademark and license agreement with a Qualified Franchisor substantially in the same form and substance as the Franchise Agreement, or (b) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (b), Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation with regard to such franchise, trademark and license agreement.

“Reporting Failure” shall have the meaning set forth in Section 4.1.6.

“Required Financial Item” shall have the meaning set forth in Section 4.1.6.

“Reserve Funds” shall mean, collectively, Immediate Repair Funds, the Holdback Reserve Funds, FF&E Expenditure Funds, the Insurance Funds and the Tax Funds.

“Restoration” shall have the meaning set forth in Section 5.2.1.

“Restoration Threshold” shall mean $200,000.00.

“Restricted Party” shall mean Borrower, Guarantor, Sponsor, any SPC Party (if any), any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Guarantor, Sponsor, any SPC Party (if any), any Affiliated Manager or any non-member manager.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Sale” shall have the meaning set forth in Article 8 hereof.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

“Scheduled Defeasance Payments” shall mean scheduled payments of interest and principal under the Note in the case of Total Defeasance and under the Defeased Note in the case of a Partial Defeasance for all Monthly Payment Dates occurring after the Defeasance Date and up to and including the Maturity Date (including, in the case of a total defeasance, the outstanding principal balance on the Note as of the Maturity Date and, in the case of a partial defeasance, the outstanding principal balance on the Defeased Note as of the Maturity Date), and all payments required after the Defeasance Date, if any, under the Loan Documents for servicing fees, Rating Surveillance Charges and other similar charges.

“Secondary Market Transaction” shall have the meaning set forth in Section 9.1(a).

“Securities” shall have the meaning set forth in Section 9.1 (a).

“Securities Act” shall have the meaning set forth in Section 9.2(a).

“Securitization” shall have the meaning set forth in Section 9.1 (a).

“Security Agreement” shall mean a security agreement in form and substance that would be satisfactory to a prudent lender pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Total Defeasance Collateral.

“Servicer” shall have the meaning set forth in Section 11.24.

“Servicing Agreement” shall have the meaning set forth in Section 11.24.

“Severed Loan Documents” shall have the meaning set forth in Section 10.2(c).

“SPC Party” shall have the meaning set forth in Section 3.1.24(o).

“Sponsor” shall collectively mean Valhal Corp, a New York corporation.

“Standard Statement” shall have the meaning set forth in Section 9.1(c).

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Stein” shall mean Sheldon Stein, an individual.

“Successor Borrower” shall have the meaning set forth in Section 2.5.3.

“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Tax Funds” shall have the meaning set forth in Section 6.2.1.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the lien of the Mortgage.

“Total Defeasance Collateral” shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, the Business Day immediately preceding all Monthly Payment Dates and other scheduled payment dates, if any, under the Note after the Total Defeasance Date and up to and including the Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments relating to such Monthly Payment Dates and other scheduled payment dates.

“Total Defeasance Pate” shall have the meaning set forth in Section 2.5.1(a)(i).

“Total Defeasance Event” shall have the meaning set forth in Section 2.5.1 (a).

“Treasury Rate” shall mean, as of the Maturity Date, the yield, calculated by Lender by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%) of the yields of non-inflation adjusted noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the Maturity Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or another recognized source of financial market information selected by Lender. Lender’s determination of the Treasury Rate shall be final absent manifest error.

“Trustee” shall mean any trustee holding the Loan in a Securitization.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“Undefeased Note” shall have the meaning set forth in Section 2.5.2(iv) hereof.

“Underwritable Cash Flow” shall mean the excess of Gross Revenue over Operating Expenses. Lender’s calculation of Underwritable Cash Flow (including determination of items that do not qualify as Gross Revenue or Operating Expenses) shall be calculated by Lender based upon Lender’s determination of Rating Agency criteria and shall be final absent manifest error.

“Underwriter Group” shall have the meaning set forth in Section 9.2(b).

“Uniform System of Accounts” shall mean the most recent edition of the Uniform System of Accounts for Hotels, as adopted by the American Hotel and Motel Association.

“Updated Information” shall have the meaning set forth in Section 9.1(b)(i).

“U.S. Obligations” shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.I5 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

Section 1.2. Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

II. THE LOAN

Section 2.1. The Loan.

2.1.1. Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

2.1.2. Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

2.1.3. The Note. The Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of $42,500,000.00 executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, together with any Defeased Note and Undefeased Note that may exist from time to time, the “Note”) and shall be repaid in accordance with the terms of this Agreement and the Note.

2.1.4. Use of Proceeds. Borrower shall use proceeds of the Loan to (i) pay and discharge any existing loans relating to the Property, (ii) pay all past-due Basic Carrying Costs, if any, in respect of the Property, (iii) deposit the Reserve Funds, (iv) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (v) fund any working capital requirements of the Property, as approved by Lender and (vi) retain or distribute the balance, if any, to its member(s).

Section 2.2. Interest Rate.

2.2.1. Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date up to but excluding the Maturity Date at the Interest Rate.

2.2.2. Intentionally Omitted.

2.2.3. Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.4. Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the calendar month immediately prior to such Monthly Payment Date.

2.2.5. Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3. Loan Payments.

2.3.1. Payment Before the Maturity Date. Borrower shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through the last day of the month in which the Closing Date occurs (unless the Closing Date is the first day of a calendar month, in which case no such separate payment of interest shall be due). Borrower shall make a payment to Lender of principal and interest in the amount of the Monthly Debt Service Payment Amount on the Monthly Payment Date occurring in December, 2006 and on each Monthly Payment Date thereafter to and including the Maturity Date. Each payment shall be applied first to accrued and unpaid interest and the balance to principal. The Monthly Debt Service Payment Amount required hereunder is based upon a thirty (30) year amortization schedule.

2.3.2. Intentionally Omitted.

2.3.3. Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

2.3.4. Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents.

2.3.5. Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, during such extension.

(c) All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4. Prepayments.

2.4.1. Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. On and after the Monthly Payment Date occurring three (3) months prior to the Maturity Date, Borrower may, provided no Event of Default has occurred, at its option and upon thirty (30) days prior notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion), prepay the Debt in whole or in part on any date without payment of the Yield Maintenance Premium. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next Monthly Payment Date (such amounts, the “Interest Shortfall”) and such amounts (i.e. principal and interest prepaid by Borrower) shall be held by Lender as collateral security for the Loan in an interest bearing account at an Eligible Institution, with interest accruing on such amounts to the benefit of Borrower; such amounts prepaid shall be applied to the Loan on the next Monthly Payment Date, with any interest on such funds paid to Borrower on such date provided no Event of Default then exists. Any partial prepayment shall be applied to the last payments of principal due under the Loan.

2.4.2. Mandatory Prepayments. On each date on which Lender actually receives a distribution of Net Proceeds, and if Lender does not make such Net Proceeds available to Borrower for a Restoration, Borrower shall, at Lender’s option, prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds together with interest that would have accrued on such amounts through the next Monthly Payment Date. No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2. Any prepayment received by Lender pursuant to this Section 2.4.2 on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Monthly Payment Date.

2.4.3. Prepayments After Default. If after an Event of Default, payment of all or any part of the principal of the Loan is tendered by Borrower, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in Section 2.4.1 and Borrower, such purchaser at foreclosure or other Person shall pay the Yield Maintenance Premium, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents.

Section 2.5. Defeasance.

2.5.1. Conditions to Total Defeasance. (a) Provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the Release Date and prior to the Maturity Date to voluntarily defease the entire Loan and obtain a release of the lien of the Mortgage by providing Lender with the Total Defeasance Collateral (hereinafter, a “Total Defeasance Event”), subject to the satisfaction of the following conditions precedent:

(i) Borrower shall provide Lender not less than thirty (30) days notice (or such shorter period of time if permitted by Lender in its sole discretion) but not more than ninety (90) days notice specifying a date (the “Total Defeasance Date”) on which the Total Defeasance Event is to occur;

(ii) Borrower shall pay to Lender (A) all payments of principal and interest due on the Loan to and including the Total Defeasance Date and (B) all other sums, then due under the Note, this Agreement, the Mortgage and the other Loan Documents;

(iii) Borrower shall deposit the Total Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Section 2.5.3 hereof;

(iv) Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Total Defeasance Collateral;

(v) Borrower shall deliver to Lender an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Total Defeasance Collateral, (B) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of a Total Defeasance Event pursuant to this Section 2.5, (C) the Total Defeasance Event will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes, (D) delivery of the Total Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (E) a New Non-Consolidation Opinion with respect to the Successor Borrower;

(vi) Borrower shall deliver to Lender a Rating Agency Confirmation as to the Total Defeasance Event;

(vii) Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.5 have been satisfied;

(viii) Borrower shall deliver a certificate of a “big four” (excluding Arthur Andersen) or other nationally recognized public accounting firm acceptable to Lender certifying that the Total Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(ix) Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

(x) Borrower shall pay all costs and expenses of Lender incurred in connection with the Total Defeasance Event, including Lender’s reasonable attorneys’ fees and expenses and Rating Agency fees and expenses.

(b) If Borrower has elected to defease the entire Note and the requirements of this Section 2.5 have been satisfied, the Property shall be released from the lien of the Mortgage and the Total Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Note. In connection with the release of the Lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the Total Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that contains standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation

Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the lien of the Mortgage, including Lender’s reasonable attorneys’ fees. Except as set forth in this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the lien of the Mortgage on the Property.

2.5.2. Mandatory Partial Defeasance. At any time after the Partial Defeasance Release Date and the expiration of the Holdback Release Period, provided no Event of Default shall have occurred and remain uncured, Borrower shall defease a portion of the Loan in an amount equal to the Remaining Holdback Reserve Funds by providing Lender with the Partial Defeasance Collateral (hereinafter, a “Partial Defeasance Event”) and shall satisfy the following conditions with respect to such mandatory Partial Defeasance Event:

(i) Borrower shall provide Lender not less than thirty (30) days notice (or a shorter period of time if permitted by Lender in its sole discretion) specifying a date (the “Partial Defeasance Date”) on which the Partial Defeasance is to occur;

(ii) Borrower shall pay to Lender (A) all payments of principal and interest due on the Loan to and including the Partial Defeasance Date and (B) all other sums then due under the Note, this Agreement,, the Mortgage and the other Loan Documents;

(iii) Borrower shall deposit the Partial Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.5.3 and 2.5.4 hereof;

(iv) Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the Remaining Holdback Reserve Funds (the “Defeased Note”), and the other note having a principal balance equal to the excess of (A) the original principal amount of the Loan, over (B) the amount of the Defeased Note (the “Undefeased Note”). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance; and, in connection therewith, the Monthly Debt Service Payment Amount and the amount of each such payment applied to principal thereafter shall be divided between the Defeased Note and the Undefeased Note in the same proportion as the unpaid principal balance (in each case immediately after the Defeasance Event) of the Defeased Note and the Undefeased Note, as the case may be, bears to the aggregate principal balance due under the Defeased Note and the Undefeased Note immediately after the Partial Defeasance Event. The Defeased Note and the Undefeased Note shall be cross defaulted and cross collateralized unless the Rating Agencies shall require otherwise or unless a Successor Borrower that is not an Affiliate of Borrower is established pursuant to Section 2.5.4. A Defeased Note may not be the subject of any further defeasance;

(v) Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Partial Defeasance Collateral;

(vi) Borrower shall deliver to Lender an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Partial Defeasance Collateral, (B) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of the Partial Defeasance Event pursuant to this Section 2.5.2, (C) the Partial Defeasance Event will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Defeased Note and the Undefeased Note as indebtedness for federal income tax purposes, (D) delivery of the Partial Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (E) a New Non-Consolidation Opinion with respect to the Successor Borrower;

(vii) Borrower shall deliver to Lender a Rating Agency Confirmation as to the Partial Defeasance Event;

(viii) Borrower shall deliver to Lender a certificate of a “big four” or other nationally recognized public accounting firm acceptable to Lender certifying that the Partial Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(ix) Borrower shall deliver to Lender an Officer’s Certificate certifying that the requirements set forth in this Section 2.5.2 have been satisfied; and

(x) Borrower shall pay all costs and expenses of Lender incurred in connection with the Partial Defeasance Event, including Lender’s reasonable attorneys’ fees and expenses.

2.5.3. Defeasance Collateral Account. On or before the date on which Borrower delivers the Total Defeasance Collateral or Partial Defeasance Collateral, Borrower shall open at any Eligible Institution the defeasance collateral account (the “Defeasance Collateral Account”) which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Total Defeasance Collateral or Partial Defeasance Collateral, and (ii) cash from interest and principal paid on the Total Defeasance Collateral or Partial Defeasance Collateral. All cash from interest and principal payments paid on the Total Defeasance Collateral or Partial Defeasance Collateral shall be paid over to Lender on each Monthly Payment Date and applied first to accrued and unpaid interest and then to principal. Any cash from interest and principal paid on the Total Defeasance Collateral or Partial Defeasance Collateral not needed to pay the Scheduled Defeasance Payments shall be paid to Borrower. Borrower shall cause the Eligible Institution at which the Total Defeasance Collateral or Partial Defeasance Collateral is deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Total Defeasance Collateral or Partial Defeasance Collateral in accordance with this Agreement. The Borrower or Successor Borrower, as applicable, shall be the owner of the Total Defeasance Collateral Account or Partial Defeasance Collateral and shall report all income accrued on the Total Defeasance Collateral or Partial Defeasance Collateral for

federal, state and local income tax purposes in its income tax return. Borrower shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

2.5.4. Successor Borrower. In connection with a total or partial defeasance under this Section 2.5, Borrower shall transfer and assign all obligations, rights and duties under and to the Note and the Security Agreement, together with the Total Defeasance Collateral or Partial Defeasance Collateral or Partial Defeasance Collateral, as applicable, to a newly created successor entity (which such entity shall be a single purpose, bankruptcy remote entity not directly or indirectly owned by Borrower) and which entity shall be designated or established by Lender, at Lender’s option (the “Successor Borrower”). Lender shall also have the right to purchase on behalf of Borrower, or cause to be purchased on behalf of Borrower, the pledged Total Defeasance Collateral or Partial Defeasance Collateral, as applicable. Such rights to designate or establish the Successor Borrower as provided above or to purchase or cause the purchase on behalf of Borrower of the pledged Total Defeasance Collateral or Partial Defeasance Collateral, as applicable as provided above may be exercised by Lender in its sole discretion and shall be retained by Lender named herein (and any successor or assign of such Lender named herein under a specific assignment of such retained rights separate and apart from a Secondary Market Transaction related to all or any portion of the Loan), notwithstanding any Secondary Market Transaction related to all or any portion of the Loan. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Borrower shall pay all costs and expenses incurred by Lender, including Lender’s attorney’s fees and expenses, incurred in connection therewith.

III. REPRESENTATIONS AND WARRANTIES

Section 3.1. Borrower Representations.

Borrower represents and warrants that:

3.1.1. Organization. (a) Each of Borrower and each SPC Party is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

(b) Borrower’s exact legal name is correctly set forth in the first paragraph of this Agreement. Borrower is an organization of the type specified in the first paragraph of this Agreement. Borrower is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth in the first paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower’s organizational identification number, if any, assigned by the state of its incorporation or organization is 3608846. Borrower’s federal tax identification number is 42-1591951. Borrower is not subject to back-up withholding taxes.

3.1.2. Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.1.3. No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any lien on any of Borrower’s assets or property (other than pursuant to the Loan Documents).

3.1.4. Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against Borrower in any court or by or before any other Governmental Authority which would materially and adversely affect the ability of Borrower to carry out the transactions contemplated by this Agreement.

3.1.5. Agreements. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or its properties or might have consequences that would adversely affect its performance hereunder.

3.1.6. Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower (which include the consent of the Franchisor and the District of Columbia).

3.1.7. Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected lien on the Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. There are no mechanics’, materialman’s or other similar liens or claims which have been filed for work, labor or materials affecting the Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage and this Loan Agreement, materially and adversely affect the value of the Property, impair the use or operations of the Property or impair Borrower’s ability to pay its obligations in a timely manner.

3.1.8. No Plan Assets. As of the date hereof and throughout the term of the Loan (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (c) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans.

3.1.9. Compliance. Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and Prescribed Laws. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

3.1.10. Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports, and (iii) have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and which are reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

3.1.11. Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

3.1.12. Utilities, Public Access and Parking. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. The Property has, or is served by, parking to the extent required to comply with all Legal Requirements.

3.1.13. Separate Lots. The Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

3.1.14. Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

3.1.15. Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

3.1.16. Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

3.1.17. Insurance. Borrower has obtained and has delivered to Lender original or certified copies of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18. Licenses. All permits and approvals, including without limitation, certificates of occupancy required by any Governmental Authority for the use, occupancy and operation of the Property in the manner in which the Property is currently being used, occupied and operated have been obtained and are in full force and effect.

3.1.19. Flood Zone. None of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area or if any portion of the Improvements is located within such an area, Borrower has obtained the insurance prescribed in Section 5.1.1(a)(i) hereof.

3.1.20. Physical Condition. The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

3.1.21. Boundaries. All of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the improvements, so as to affect the value or marketability of the Property except those which are insured against by title insurance.

3.1.22. Leases. Borrower represents and warrants to Lender with respect to the Leases that, except as may be shown on the rent roll attached hereto as Schedule I: (a) the rent roll attached hereto as Schedule I is true, complete and correct and the Property is not subject to any Leases other than the Leases described in Schedule I. (b) the Leases identified on Schedule I are in full force and effect, there are no defaults thereunder by either party and, to Borrower’s actual knowledge, no Tenant is subject to an action under any state or federal bankruptcy, insolvency or similar laws or regulations, (c) the copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto, (d) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date, (e) all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, (f) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant, (g) all security deposits are being held in accordance with Legal Requirements and (h) all Tenants at the Property as of the date hereof are in physical occupancy of the premises demised under their Leases, are paying full rent under their Leases and have not exercised any right to “go dark” that they may have under the provisions of their Leases.

3.1.23. Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the title insurance policy to be issued in connection with the Mortgage.

3.1.24. Single Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

(a) Borrower has not owned and will not own any asset or property other than (i) the Property and (ii) incidental personal property necessary for the ownership or operation of the Property; provided, however, Borrower previously owned the Other Property. Borrower hereby warrants and represents that (1) ownership of the Other Property has been transferred to another entity and Borrower has no direct or indirect ownership interest in the Other Property and (2) except as otherwise set forth herein, Borrower has no contingent liabilities in connection with the Other Property.

(b) Borrower has not and will not engage in any business other than the ownership, management and operation of the Property (other than the prior ownership of the Other Property) and Borrower has and will conduct and operate its business as presently conducted and operated.

(c) Borrower has not and will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(d) Borrower has not incurred and will not incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) that certain loan made on November 2, 2004, in the original principal amount of $6,000,000.00 made by Bank of Scotland to Borrower secured by the Property and the Other Property (the “Building Loan”), (C) the District Loan, (D) the Reimbursement Obligation (the Building Loan, the Bond Financing and the Reimbursement Obligation, collectively as, the “Prior Loan”), (D) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (E) Permitted Equipment Leases; provided however, the aggregate amount of the indebtedness described in (D) and (E) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Debt. No Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property. With respect to the Prior Loan, Borrower hereby represents, warrants and covenants that (1) the Prior Loan has been satisfied in full, and (2) neither Borrower nor Guarantor have any remaining liabilities or obligations in connection with the Prior Loan, other than (x) environmental and other limited and customary indemnity obligations.

(e) Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of its Affiliates.

(f) Borrower is and will remain solvent and Borrower has paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided, that, in each such case, there exists sufficient cash flow from the Property to do so.

(g) Borrower has done or caused to be done and will do or cause to be done all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent party to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such constituent party without the prior consent of Lender in any manner that (i) violates the single purpose covenants set forth in this Section 3.1.24, or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan is outstanding or by its terms cannot be modified without Lender’s consent.

(h) Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party. Borrower’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be listed on Borrower’s own separate balance sheet. Borrower has filed and will file its own tax returns (to the extent Borrower is required to file any such tax returns) and has not and will not file a consolidated federal income tax return with any other Person (it being understood and agreed that the inclusion of the Borrower’s taxable income and tax liabilities in its parent’s tax return, as a result of the Borrower being treated as a disregarded entity for tax purposes, shall not be deemed to be a prohibited consolidated federal income tax return under this subsection). Borrower has maintained and will maintain its books, records, resolutions and agreements as official records.

(i) Borrower has been and will be, and at all times has and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), has and shall correct any known misunderstanding regarding its status as a separate entity, has and shall conduct business in its own name, has not and shall not identify itself or any of its Affiliates as a division or part of the other and has and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(j) Borrower has and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided that there exists sufficient cash flow from the Property to do so).

(k) Neither Borrower nor any constituent party has or will seek or effect the dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower.

(l) Borrower has not and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has and will hold all of its assets in its own name.

(m) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(n) Borrower has not and will not guarantee or become obligated for the debts of any other Person and has not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o) If Borrower is a limited partnership or a limited liability company (other than an Acceptable Delaware LLC), each general partner or managing member (each, an “SPC Party”) shall be a corporation (I) whose sole asset is its interest in Borrower, (II) which has not been and shall not be permitted to engage in any business or activity other than owning an interest in Borrower; (III) which has not been and shall not be permitted to incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (IV) which has and will at all times own at least a 0.5% direct equity ownership interest in Borrower. Each such SPC Party will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 3.1.24 (to the extent applicable) as if such representation, warranty or covenant was made directly by such SPC Party. Upon the withdrawal or the disassociation of an SPC Party from Borrower, Borrower shall immediately appoint a new SPC Party whose articles of incorporation are substantially similar to those of such SPC Party and deliver a New Non-Consolidation Opinion to Lender with respect to the new SPC Party and its equity owners.

(p) Borrower shall at all times cause there to be at least two (2) duly appointed members of the board of directors or managers of SPC Party or Borrower (to the extent Borrower is a corporation or an Acceptable Delaware LLC) who are provided by a nationally-recognized company that provides professional independent directors (each, an “Independent Director”) reasonably satisfactory to Lender who shall not have been at the time of each such individual’s appointment or at any time while serving as a director or manager of such SPC Party or Borrower (as applicable) and may not have been at any time during the preceding five years (i) a stockholder, director or manager (other than, in each case, as an Independent Director), officer, employee, partner, member, attorney or counsel of such SPC Party (if any), Borrower or any Affiliate of either of them, (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with such SPC Party (if any), Borrower or any Affiliate of either of them, (iii) a Person or other entity Controlling or under common Control with any such stockholder, director, manager, officer, employee, partner, member, attorney or counsel, customer, supplier or other Person, or (iv) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, member, attorney or counsel, customer, supplier or other Person.

(q) Borrower shall not (I) cause or permit the board of directors or managers of any SPC Party or Borrower (as applicable) to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock or under any organizational document of Borrower or SPC Party (as applicable), requires a vote of the board of directors or managers of Borrower or SPC Party (as applicable) unless at the time of such action there shall be at least two (2) members who are each Independent Directors and (II) without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the directors or managers of Borrower or each SPC Party (as applicable), including, without limitation, each Independent Director, (1) file or consent to the filling of any petition, either voluntary or involuntary, to take advantage of any state or federal; bankruptcy or insolvency laws, (2) seek or consent to the appointment of a receiver, liquidator or any similar official, (3) take any action that might cause such entity to become insolvent, or (4) make an assignment for the benefit of creditors.

(r) Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding the Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all the representations, warranties and covenants in this Section 3.1.24, and (iii) all the organizational documents of the Borrower and any SPC Party.

(s) Borrower has not permitted and will not permit any Affiliate or constituent party independent access to its bank accounts.

(t) Borrower has paid and shall pay the salaries of its own employees (if any) from its own funds and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(u) Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and has paid and shall pay from its own assets all obligations of any kind incurred.

(v) Borrower will not permit any of its constituent owners or Affiliates to guaranty or otherwise become obligated in connection with any Indebtedness or other liabilities incurred by Borrower (other than in connection with the guaranties entered into in connection with the closing of the Loan).

(w) Borrower will cause accurate records to be kept of all transactions between Borrower and any constituent owner or Affiliate of Borrower.

3.1.25. Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

3.1.26. Solvency. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

3.1.27. Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.28. Organizational Chart. The organizational chart attached as Schedule III hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

3.1.29. Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.30. Investment Company Act. Borrower is not (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.31. No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and Borrower does not have any knowledge of any Person contemplating the filing of any such petition against it.

3.1.32. Full and Accurate Disclosure. To the best of Borrower’s knowledge, no information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact or circumstance presently known to Borrower which has not been disclosed to Lender and which materially adversely affects, or is reasonably likely to materially adversely affect, the Property, Borrower, its business, operations or condition (financial or otherwise).

3.1.33. Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

3.1.34. No Change in Facts or Circumstances; Disclosure. To the best of Borrower’s knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the business operations or the financial condition of Borrower or the Property.

3.1.35. Management Agreement. All of the representations and warranties with respect to the Management Agreement set forth in Article VII of this Agreement are true and correct in all respects.

3.1.36. Perfection of Accounts. Borrower hereby represents and warrants to Lender that:

(a) This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the accounts in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Accounts;

(b) The Accounts constitute “deposit accounts” or “securities accounts” within the meaning of the Uniform Commercial Code.

3.1.37. No Breach of Fiduciary Duty. No Person currently owning a direct or indirect equity ownership interest in Borrower (nor any past or current affiliate of such Person), has breached any fiduciary duty owed by such Person to any other Person now or previously owning a direct or indirect equity ownership interest in Borrower or in any other prior owner of the Property.

3.1.38. Franchise Agreement. The Franchise Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder. As of the date hereof (i) Borrower has paid to Franchisor an initial fee in the amount of $81,600 in connection with the execution of the Franchise Agreement and (ii) there is no property improvement plan in place pursuant to the Franchise Agreement.

3.1.39. FF&E. Borrower owns all of the furnishings, fixtures and equipment necessary to maintain and operate the Property as a hotel.

3.1.40. REA. The REA is in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party to the REA, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Except as set forth on Schedule VI, the REA has not been modified, amended or supplemented. All of the terms, covenants and restrictions of the REA as they relate to the Borrower and the Property are satisfied as of the date hereof.

3.1.41. Construction. The general contractor and all subcontractors listed on Schedule VIII attached hereto are the only contractors engaged by Borrower for the completion of the construction of the Improvements and each contractor listed thereon have been paid in full and Borrower has delivered to Lender lien waivers for all work performed in connection with the construction of the Improvements. The construction of the Improvements is complete in accordance with all applicable Legal Requirements.

Section 3.2. Survival of Representations.

The representations and warranties set forth in Section 3.1 shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

IV. BORROWER COVENANTS

Section 4.1. Borrower Affirmative Covenants.

Borrower hereby covenants and agrees with Lender that:

4.1.1. Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property including, without limitation, Prescribed Laws.

4.1.2. Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 6.2 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent; provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 6.2 hereof. Borrower shall not permit or suffer and shall promptly discharge any lien or charge against the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the Property; and (vi) Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

4.1.3. Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect the Property or Borrower’s ability to perform its obligations hereunder or under the other Loan Documents.

4.1.4. Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

4.1.5. Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, at Borrower’s sole cost and expense:

(a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time, including, without limitation, the execution and delivery of all such writings necessary to transfer any liquor licenses with respect to the Property into the name of Lender or its designee after the occurrence of an Event of Default.

4.1.6. Financial Reporting.

(a) Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with the Approved Accounting Method, reflecting the financial affairs of Borrower. Lender shall have the right from time to time (not more than once annually unless in connection with an Event of Default or a Securitization) during normal business hours upon reasonable notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire.

(b) Borrower shall furnish Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of Borrower’s unaudited annual financial statements and within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of Borrower’s annual financial statements audited by a “Big Four” accounting firm (excluding Arthur Andersen) or other independent certified public accountant acceptable to Lender (Reznick Group P.C. is hereby accepted by Lender) prepared in accordance with the

Approved Accounting Method covering the Property, including statements of income and expense and cash flow for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth Underwritable Cash Flow, Gross Revenue, Operating Expenses and occupancy statistics for the Property. Borrower’s annual financial statements shall be accompanied by a certificate executed by the chief financial officer of Borrower stating that such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property. Together with Borrower’s annual financial statements, Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof whether to the best of Borrower’s knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Additionally, Borrower shall furnish to Lender (i) on or before the ninth (9th) day after the end of each calendar month, an Officer’s Certificate stating the amount of Gross Revenue for the immediately preceding calendar month and (ii) on or before thirty (30) days after the end of each calendar month, Borrower also will furnish, or cause to be furnished, to Lender the most current Smith Travel Research Reports in the form of Schedule V hereto then available to Borrower reflecting market penetration and relevant hotel properties competing with the Property.

(c) Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each fiscal quarter (based on Borrower’s Fiscal Year), the following items, accompanied by certificate from the chief financial officer of Borrower, certifying that such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with the Approved Accounting Method as applicable:

(i) after a Securitization, quarterly and year-to-date statements of income and expense and cash flow prepared for such quarter with respect to the Property, with a balance sheet for such quarter for Borrower;

(ii) after a Securitization, a comparison of the budgeted income and expenses and the actual income and expenses for such quarter and year-to-date for the Property, together with a detailed explanation of any variances of more than five percent (5%) between budgeted and actual amounts for such period and year-to-date;

(iii) a calculation reflecting the Debt Service Coverage Ratio as of the last day of such quarter, for such quarter and the last four quarters; and

(iv) after a Securitization, a current rent roll for the Property.

(d) Borrower will furnish Lender on or before the thirty-fifth (35th) day after the end of each calendar month, the following items, accompanied by a certificate from the chief financial officer of Borrower, certifying that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property in a manner consistent with the Approved Accounting Method, as applicable:

(i) prior to a Securitization, monthly and year-to-date statements of income and expense and cash flow prepared for such month with respect to the Property;

(ii) prior to a Securitization, on a quarterly basis, a comparison of the budgeted income and expenses and the actual income and expenses for such month and year to date for the Property, together with a detailed explanation of any variances of more than five percent (5%) between budgeted and actual amounts for such period and year to date;

(iii) prior to a Securitization, a current rent roll for the Property; and

(iv) Any notice received from a Tenant threatening non-payment of Rent or other default, alleging or acknowledging a default by landlord, requesting a termination of a Lease or a material modification of any Lease or notifying Borrower of the exercise or non-exercise of any option provided for in such Tenant’s Lease, or any other similar material correspondence received by Borrower from Tenants during the subject month.

(e) Borrower shall submit the Annual Budget to Lender not later than sixty (60) days following the commencement of each Fiscal Year, which shall be acceptable to Lender. Any Annual Budget approved by Lender shall hereinafter be referred to as an “Approved Annual Budget”. In the event that Borrower incurs an extraordinary operating expense or extraordinary capital expenditure not set forth in the Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval.

(f) Borrower shall furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender (including, without limitation, a tenant aging report in form reasonably acceptable to Lender).

(g) Borrower acknowledges the importance to Lender of the timely delivery of each of the items required by this Section 4.1.6 (each, a “Required Financial Item” and, collectively, the “Required Financial Items”). In the event Borrower fails to deliver to Lender any of the Required Financial Items within the time frame specified herein (each such event, a “Reporting Failure”), in addition to constituting a default hereunder and without limiting Lender’s other rights and remedies with respect to the occurrence of such a default, Borrower shall pay to Lender the sum of $750.00 per occurrence (the “Incentive Fee”) for each Reporting Failure. Notwithstanding the foregoing, Borrower shall not be required to pay the Incentive Fee for the first two (2) Reporting Failures in a twelve (12) month period, but the Borrower will be required to pay the Incentive Fee for each Reporting Failure thereafter. It shall constitute a further Event of Default hereunder if any required Incentive Fee, or if the Incentive Fee is not required, then any Required Financial Item, is not received by Lender within thirty (30) days of the date on which such payment or delivery is due, and Lender shall be entitled to the exercise of all of its rights and remedies provided hereunder.

4.1.7. Title to the Property. Borrower will warrant and defend the validity and priority of the Liens of the Mortgage and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

4.1.8. Estoppel Statement.

(a) After request by Lender, Borrower shall within five (5) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(b) After request by Borrower, Lender shall within ten (10) Business Days furnish Borrower with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note and (iii) the date installments of interest and/or principal were last paid.

(c) Borrower shall deliver to Lender, upon request, an estoppel certificate from each Tenant under any Lease (provided that Borrower shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease); provided that such certificate may be in the form required under the Lease (as applicable); provided further that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year (other than in connection with an Event of Default or a Securitization).

(d) Borrower shall deliver to Lender, upon request, an estoppel certificate or comfort letter, in form and substance acceptable to Lender, from Franchisor; provided that Borrower shall not be required to deliver such certificates more than three (3) times during the term of the Loan and not more frequently than once per calendar year (other than in connection with an Event of Default, a Securitization or the execution of a Replacement Franchise Agreement).

(e) Borrower shall deliver to Lender, upon request, estoppel certificates from each party under the REA; provided that such certificates may be in the form required under the REA; provided further that Borrower shall not be required to deliver such certificates more than three (3) times during the term of the Loan and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).

4.1.9. Leases.

(a) All Leases and all renewals of Leases executed after the date hereof shall (i) provide for rental rates comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) provide that such Lease is subordinate to the Mortgage and that the lessee will attorn to Lender and any purchaser at a foreclosure sale and (iv) not contain any terms which would materially adversely affect Lender’s rights under the Loan Documents. All Major Leases and all renewals, amendments and modifications thereof executed after the date hereof shall be subject to Lender’s prior approval, which approval shall not be unreasonably withheld or delayed. Lender shall execute and deliver a Subordination Non-Disturbance and Attornment Agreement in the form annexed as Schedule IV to Tenants under future Major Leases approved by Lender promptly upon request with such commercially reasonable changes as may be requested by Tenants, from time to time, and which are reasonably acceptable to Lender.

(b) Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not terminate or accept a surrender of a Major Lease without Lender’s prior approval; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change any Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the lessee or increase the obligations of lessor; and (vi) shall hold all security deposits under all Leases in accordance with Legal Requirements. Upon request, Borrower shall furnish Lender with executed copies of all Leases.

(c) Notwithstanding anything contained herein to the contrary, Borrower shall not willfully withhold from Lender any information regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan. Borrower further agrees to provide Lender with written notice of a Tenant “going dark” under such Tenant’s Lease within five (5) Business Days after such Tenant “goes dark” and Borrower’s failure to provide such notice shall constitute an Event of Default.

(d) Borrower shall notify Lender in writing, within two (2) Business Days following receipt thereof, of Borrower’s receipt of any early termination fee or payment or other termination fee or payment paid by any Tenant under any Lease with a monthly rental in excess of $10,000, and Borrower further covenants and agrees that Borrower shall hold any such termination fee or payment in trust for the benefit of Lender and that any use of such termination fee or payment shall be subject in all respects to Lender’s prior written consent in Lender’s sole discretion (which consent may include, without limitation, a requirement by Lender that such termination fee or payment be placed in reserve with Lender to be disbursed by Lender for tenant improvement and leasing commission costs with respect to the Property and/or for payment of the Debt or otherwise in connection with the Loan evidenced by the Note and/or the Property, as so determined by Lender).

(e) Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for (i) any leasing matters set forth in this Section 4.1.9 or (ii) any alterations set forth in Section 4.1.10 herein, Lender shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS

OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY”. In the event that Lender fails to respond to the leasing or alterations matter in question within such time, Lender’s approval shall be deemed given for all purposes. Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender, including, without limitation, lease or construction comparables and other market information as reasonably required by Lender.

(f) Any Lender’s fees charged in connection with any Lender approval rights with respect to a Major Lease shall be reasonable.

4.1.10. Alterations. Lender’s prior approval shall be required in connection with any alterations to any Improvements (except tenant improvements under any Lease approved by Lender or under any Lease for which approval was not required by Lender under this Agreement) (a) that may have a material adverse effect on Borrower’s financial condition, the value of the Property or the ongoing revenues and expenses of the Property, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold or (c) that are structural in nature, which approval may be granted or withheld in Lender’s reasonable discretion. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities acceptable to Lender, (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same), or (iv) a completion bond, (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same). Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold.

4.1.11. Material Agreements. Borrower shall (a) promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by it under each Material Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, (b) promptly notify Lender in writing of the giving of any notice of any default by any party under any Material Agreement of which it is aware and (c) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement to which it is a party in a commercially reasonable manner.

4.1.12. Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrower without the prior consent of Lender.

4.1.13. Costs of Enforcement/Remedying Defaults. In the event (a) that the Mortgage is foreclosed in whole or in part or the Note or any other Loan Document is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any

Lien or Mortgage prior to or subsequent to the Mortgage in which proceeding Lender is made a party, (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or Guarantor or an assignment by Borrower or Guarantor for the benefit of its creditors, or (d) Lender shall remedy or attempt to remedy any Event of Default hereunder, Borrower shall be chargeable with and agrees to pay all costs incurred by Lender as a result thereof, including costs of collection and defense (including reasonable attorneys’, experts’, consultants’ and witnesses’ fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable on demand, together with interest thereon from the date incurred by Lender at the Default Rate, and together with all required service or use taxes.

4.1.14. Business and Operations. Borrower will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership and leasing of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership and leasing of the Property. Borrower shall at all times cause the Property to be maintained as a hotel.

4.1.15. Loan Fees. Borrower shall pay all fees and costs (including, without limitation, all origination and commitment fees) required of Borrower pursuant to the terms of that certain mortgage loan application between HJA Hotel LLC and Morgan Stanley Mortgage Capital Inc., dated July 12, 2006.

Section 4.2. Borrower Negative Covenants.

Borrower covenants and agrees with Lender that:

4.2.1. Due on Sale and Encumbrance; Transfers of Interests. Without the prior written consent of Lender, Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an equity ownership interest in any Restricted Party in violation of the covenants and conditions set forth in the Mortgage and this Agreement.

4.2.2. Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property except for Permitted Encumbrances.

4.2.3. Dissolution. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer any SPC Party to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such SPC Party would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the certificate of incorporation or bylaws of such SPC Party, in each case without obtaining the prior consent of Lender.

4.2.4. Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property.

4.2.5. Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

4.2.6. Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

4.2.7. No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

4.2.8. Principal Place of Business. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior notice.

4.2.9. ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (C) one or more of the following circumstances is true:

(i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101 (c) or (e).

4.2.10. Material Agreements. Borrower shall not, without Lender’s prior written consent: (a) enter into, surrender or terminate any Material Agreement to which it is a party (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Material Agreement to which it is a party, except as provided therein or on an arms’-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement to which it is a party in any material respect, except on an arms’-length basis and commercially reasonable terms.

4.2.11. REA. Borrower agrees that without the prior consent of Lender, Borrower will not execute modifications to the REA if such modifications will have a material adverse effect on the use, operation or value (including the Underwritable Cash Flow) of the Property, taken as a whole, or the ability of Borrower to pay its obligations in respect of the Loan. Borrower shall enforce, shall comply with, and shall cause each of the parties to the REA to comply with all of the terms and conditions contained in the REA.

V. INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1. Insurance.

5.1.1. Insurance Policies.

(a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i) comprehensive all risk insurance on the Improvements and the Personal Property at the Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property at the Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000) for all such insurance coverage; and (D) containing “Ordinance or Law Coverage” with “Time “Element”, “Loss to the Undamaged Portion of the Building”, “Demolition Cost” and “Increased Cost of Construction” endorsements if any of the Improvements or any part thereof or the use of the Property shall at any time constitute legal non-conforming structures or uses under applicable law, in the amount of coverage requested by Lender. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

(ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit, excluding umbrella coverage, of not less than One Million and No/100 Dollars ($1,000,000); (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgage to the extent the same is available;

(iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the Property for a period from the date of loss to a date (assuming total destruction) which is twelve (12) months from the date that the Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least Five Hundred Thousand and No/100 Dollars ($500,000) per accident and per disease per employee, and Five Hundred Thousand and No/100 Dollars ($500,000) for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) umbrella liability insurance in addition to primary coverage in an amount not less than Eight Million and No/100 Dollars ($8,000,000) per occurrence on terms consistent with the commercial general liability insurance policy in an amount not less than Two Million and No/100 Dollars ($2,000,000) required under subsection (ii) above and (viii) below;

(viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000);

(ix) so-called “dramshop” insurance or other liability insurance required in connection with the sale of alcoholic beverages;

(x) Insurance against employee dishonesty in an amount not less than (1) month of gross revenue from the Property and with a deductible not greater than Ten Thousand and No/100 Dollars ($10,000.00);

(xi) any insurance required to be obtained pursuant to the Franchise Agreement; and

(xii) upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 5.1.1 (a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and, to the extent not specified above, shall be subject to the approval of Lender as to deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1 (a).

(d) All Policies of insurance provided for or contemplated by Section 5.1.1 (a) shall be primary coverage and, except for the Policy referenced in Section 5.1.1(a)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood, earthquake and terrorism insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Borrower shall not procure or permit any of its constituent entities to procure any other insurance coverage which would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies.

(e) All Policies of insurance provided for in Section 5.1.1 (a), except for the Policies referenced in Section 5.1.1(a)(v) and (a)(viii) shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender and any other party named therein as an additional insured and, if obtainable by Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice;

(iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

(iv) such Policies do not exclude coverage for acts of terror or similar acts of sabotage.

(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

(g) In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

5.1.2. Insurance Company. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and having a claims paying ability rating of “AA” or better by S&P and Fitch and an insurance financial strength rating of “Aa2” by Moody’s. If a Securitization occurs, (i) the foregoing required insurance company rating by a Rating Agency not rating any Securities shall be disregarded and (ii) if the insurance company complies with the aforesaid S&P required rating (and S&P is rating the Securities) and the other Rating Agencies rating the Securities do not rate the insurance company, such insurance company shall be deemed acceptable with respect to such Rating Agency not rating such insurance company. Notwithstanding the foregoing, Borrower shall be permitted to maintain the Policies with insurance companies which do not meet the foregoing requirements (an “Otherwise Rated Insurer”), provided Borrower obtains a “cut-through” endorsement (that is, an endorsement which permits recovery against the provider of such endorsement) with respect to any Otherwise Rated Insurer from an insurance company which meets the claims paying ability ratings required above. Moreover, if Borrower desires to maintain insurance required hereunder from an insurance company which does not meet the claims paying ability ratings set forth herein but the parent of such insurance company, which owns at least fifty-one percent (51%) of such insurance company, maintains such ratings, Borrower may use such insurance companies if approved by the Rating Agencies (such approval may be conditioned on items required by the Rating Agencies including a requirement that the parent guarantee the obligations of such insurance company).

Section 5.2. Casualty and Condemnation.

5.2.1. Casualty. If the Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty (a “Restoration”) and otherwise in accordance with Section 5.3, it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower. In the event of a Casualty where the loss does not exceed Restoration Threshold, Borrower may settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing and (b) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any such adjustments. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

5.2.2. Condemnation. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed the Restoration Threshold, Borrower may settle and compromise such Condemnation provided that the same is effected in a commercially reasonable and timely manner. In the event a Condemnation where the amount of the taking exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and compromise the Condemnation only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any litigation and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.3. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 5.3. Delivery of Net Proceeds.

5.3.1. Minor Casualty or Condemnation. If a Casualty or Condemnation has occurred to the Property and the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided the conditions set forth in Section 5.3.2(a)(i) through (xi) below have been met, the Net Proceeds will be disbursed by Lender to Borrower. Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. If any Net Proceeds are received by Borrower and may be retained by Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of Restoration in accordance with the terms hereof.

5.3.2. Major Casualty or Condemnation. (a) If a Casualty or Condemnation has occurred to the Property and the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:

(i) no Event of Default shall have occurred and be continuing;

(ii) (A) in the event the Net Proceeds are insurance proceeds, less than thirty percent (30%) of each of the (i) fair market value of the Property as reasonably determined by Lender and (ii) rentable area of the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (B) in the event the Net Proceeds are an Award, less than fifteen percent (15%) of each of the (i) fair market value of the Property as reasonably determined by Lender and (ii) rentable area of the Property has been taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is the subject of the Condemnation;

(iii) Leases requiring payment of annual rent equal to eighty percent (80%) of the Gross Revenue received by Borrower during the twelve (12) month period immediately preceding the Casualty or Condemnation and all Major Leases shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of such Casualty or Condemnation.

(iv) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(v) Lender shall be satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrower;

(vi) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Maturity Date, (B) the earliest date required for such completion under the terms of (I) any Lease and (II) the Franchise Agreement, (C) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (D) the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii);

(vii) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements and the Franchise Agreement;

(viii) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements and the Franchise Agreement;

(ix) The Franchise Agreement shall remain in full force and effect during and after completion of the Restoration, notwithstanding the occurrence of such Casualty of Condemnation; and

(x) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements.

(b) The Net Proceeds shall be paid directly to Lender and held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all requirements set forth in Section 5.3.2(a) have been satisfied. (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(c) All plans and specifications required in connection with the Restoration shall be subject to prior approval of Lender and an independent architect selected by Lender (the “Casualty Consultant”). The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonable practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements and Franchise Agreement. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to approval of Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.

(d) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(e) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Debt.

(g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents; provided, however, the amount of such excess returned to Borrower in the case of a Condemnation shall not exceed the amount of Net Proceeds Deficiency deposited by Borrower with the balance being applied to the Debt in the manner provided for in subsection 5.3.2(h).

(h) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Debt, whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate.

VI. RESERVE FUNDS

Section 6.1. Immediate Repair Funds

6.1.1. Deposit of Immediate Repair Funds. Borrower shall perform the repairs at the Property as set forth on Schedule II hereto (such repairs hereinafter referred to as “Immediate Repairs”) and shall complete each of the Immediate Repairs on or before the respective deadline for each repair as set forth on Schedule II. On the Closing Date, Borrower shall deposit with Lender the amount set forth on such Schedule II hereto to perform the Immediate Repairs. Amounts deposited pursuant to this Section 6.1.1 are referred to herein as the “Immediate Repair Funds”.

6.1.2. Release of Immediate Repair Funds. Lender shall disburse to Borrower the Immediate Repair Funds upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Immediate Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received a certificate from Borrower (i) stating that all Immediate Repairs to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements and Franchise Agreement, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the Immediate Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Immediate Repairs to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender’s option, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender, (e) at Lender’s option, if the cost of the Immediate Repairs exceeds $25,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the required repairs, and (f) Lender shall have received such other evidence as Lender shall reasonably request that the Immediate Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Immediate Repair Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total Immediate Repair Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

Section 6.2. Tax Funds.

6.2.1. Deposits of Tax Funds. On the Closing Date, Borrower shall make an initial deposit with Lender to be held by Lender in escrow and there shall be deposited on each Monthly Payment Date an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates. Amounts deposited pursuant to this Section 6.2.1 are referred to herein as the “Tax Funds”. If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit such amount within one (1) Business Day after its receipt of such notice.

6.2.2. Release of Tax Funds. Lender shall have the right to apply the Tax Funds to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining after the Debt has been paid in full shall be returned to Borrower.

Section 6.3. Insurance Funds.

6.3.1. Deposits of Insurance Funds. On the Closing Date, Borrower shall make an initial deposit with Lender to be held by Lender in escrow there shall be deposited on each Monthly Payment Date an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Amounts deposited pursuant to this Section 6.3.1 are referred to herein as the “Insurance Funds”. If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

6.3.2. Release of Insurance Funds. Lender shall have the right to apply the Insurance Funds to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining after the Debt has been paid in full shall be returned to Borrower.

Section 6.4. FF&E Expenditure Funds.

6.4.1. Deposits of FF&E Expenditure Funds. Borrower shall deposit with Lender on each Monthly Payment Date the FF&E Reserve Monthly Deposit for annual FF&E Expenditures approved by Lender, which approval shall not be unreasonably withheld or delayed. Amounts deposited pursuant to this Section 6.4.1 are referred to herein as the “FF&E Expenditure Funds”. Lender may reassess its estimate of the amount necessary for FF&E Expenditures from time to time and, and may require Borrower to increase the monthly deposits required pursuant to this Section 6.4.1 upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Property.

6.4.2. Release of FF&E Expenditure Funds. (a) Lender shall disburse FF&E Expenditure Funds only for FF&E Expenditures.

(b) Lender shall disburse to Borrower the FF&E Expenditure Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the FF&E Expenditures to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that the items to be funded by the requested disbursement are FF&E Expenditures, (B) stating that all FF&E Expenditures at the Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval required, if any, by any Governmental Authority in connection with the FF&E Expenditures, (C) identifying each Person that supplied materials or labor in connection with the FF&E Expenditures to be funded by the requested disbursement, and (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) at Lender’s option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, (v) at Lender’s option, if the cost of any individual FF&E Expenditure exceeds $25,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from a licensed architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the required repairs and (vi) Lender shall have received such other evidence as Lender shall reasonably request that the FF&E Expenditures at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse FF&E Expenditure Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of FF&E Expenditure Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(c) Nothing in this Section 6.4.2 shall (i) make Lender responsible for making or completing the FF&E Expenditures Work; (ii) require Lender to expend funds in addition to the FF&E Expenditure Funds to complete any FF&E Expenditures Work; (iii) obligate Lender to proceed with the FF&E Expenditures Work; or (iv) obligate Lender to demand from Borrower additional sums to complete any FF&E Expenditures Work.

(d) Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any FF&E Expenditures Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such FF&E Expenditures Work. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 6.4.2(d).

(e) If a disbursement will exceed $25,000, Lender may require an inspection of the Property at Borrower’s expense prior to making a disbursement of FF&E Expenditure Funds in order to verify completion of the FF&E Expenditures Work for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent

(f) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with FF&E Expenditures Work. All such policies shall be in form and amount reasonably satisfactory to Lender.

Section 6.5. Holdback Reserve.

6.5.1. Deposit of Holdback Reserve. On the Closing Date, Borrower shall deposit with Lender the amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the “Holdback Reserve Funds”).

6.5.2. Release of Holdback Reserve Funds. On or after April 1, 2007 through and including the Payment Date occurring in October, 2008 (the “Holdback Release Period”), and provided no Event of Default has occurred and is continuing, Borrower may request, upon at least thirty (30) days prior written notice to Lender, once during the Holdback Release Period that Lender release the Holdback Reserve Funds (the “Holdback Reserve Release”); provided, however, that Borrower delivers evidence satisfactory to Lender that (i) the Underwriteable Cash Flow relating to the Property supports the original Loan Amount, (ii) the Holdback Reserve Assumed Debt Coverage Ratio is greater than or equal to the Minimum Assumed Debt Service Coverage Ratio and (iii) the Holdback Reserve Actual Debt Coverage Ratio is greater than or equal to the Minimum Actual Debt Service Coverage Ratio; which such evidence shall include the statements required pursuant to Section 4.1.6(c) and (d) hereof, together with the certificate of the chief financial officer of the Borrower. If, at the expiration of the Holdback Release Period, the Holdback Reserve Funds remain on deposit with Lender (the “Remaining Holdback Reserve Funds”), then the Holdback Reserve Funds shall be released to Borrower and Borrower shall on the Partial Defeasance Release Date cause a Partial Defeasance as set forth in Section 2.5.2 hereof.

Section 6.6. [Intentionally Omitted].

Section 6.7. Application of Reserve Funds.

Upon the occurrence and during the continuance of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and apply the Reserve Funds to the items for which the Reserve Funds were established or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply the Reserve Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

Section 6.8. Security Interest in Reserve Funds.

6.8.1. Grant of Security Interest. Borrower shall be the owner of the Reserve Funds. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower’s part to be paid and performed, in all of Borrower’s right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender.

6.8.2. Income Taxes. Borrower shall report on its federal, state and local income tax returns all interest or income, if any, accrued on the Reserve Funds.

6.8.3. Prohibition Against Further Encumbrance. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

Section 6.9. Interest on Reserve Funds. Interest accrued, if any, on the Reserve Funds (other than the Interest Bearing Reserve Funds) may be retained by Lender and shall not be required to be remitted either to Borrower or to the applicable Reserve Fund. Interest accrued on the Interest Bearing Reserve Funds shall be remitted to and become part of the applicable Reserve Fund. Funds deposited in the Interest Bearing Reserve Funds shall be held in an interest-bearing business savings account. In no event shall Lender or any Servicer be required to select any particular interest-bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Lender or such Servicer, as applicable, in establishing similar accounts for loans of comparable type. All such interest that so becomes part of the applicable Reserve Funds shall be disbursed in accordance with the disbursement procedures contained herein applicable to such Reserve Fund; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default.

VII. PROPERTY MANAGEMENT

Section 7.1. The Management Agreement and the Franchise Agreement.

Borrower shall cause Manager to manage the Property in accordance with the Management Agreement and the Franchise Agreement, as applicable. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement and the Franchise Agreement on the part of Borrower to be performed and observed, (ii) promptly notify Lender of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement and the Franchise Agreement on the part of Borrower to be performed and observed, and (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement or the Franchise Agreement on the part of Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement and the Franchise Agreement,

Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement and/or the Franchise Agreement on the part of Borrower to be performed or observed.

Section 7.2. Prohibition Against Termination or Modification.

Borrower shall not, without the express written consent of Lender, which consent shall not be unreasonable withheld (i) surrender, terminate, cancel, modify, renew or extend the Management Agreement, or enter into any other agreement relating to the management or operation of the Property with Manager or any other Person, or consent to the assignment by the Manager of its interest under the Management Agreement; provided, however, with respect to a new manager such consent may be conditioned upon Borrower delivering a Rating Agency Confirmation as to such new manager and management agreement and, if such new manager is an Affiliate of Borrower, upon delivery of a New Non-Consolidation Opinion, or (ii) surrender, terminate, cancel, modify, renew or extend the Franchise Agreement; provided, that Borrower may, without Lender’s consent, replace the Franchisor so long as the replacement franchisor is a Qualified Franchisor pursuant to a Replacement Franchise Agreement. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender’s consent, execute a subordination of management agreement in the form then used by Lender. Furthermore, in the event that the Franchise Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Franchise Agreement in accordance with the terms and provisions of this Agreement), Borrower shall (a) promptly enter into a Replacement Franchise Agreement with Franchisor or another Qualified Franchisor, as applicable, and (b) provide Lender with an estoppel or comfort letter, in form and substance acceptable to Lender, from such Franchisor or another Qualified Franchisor, as applicable.

Section 7.3. Replacement of Manager.

Lender shall have the right to require Borrower to replace the Manager with a Person which is not an Affiliate of, but is chosen by, Borrower and approved by Lender upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an Event of Default, (ii) if at any time the Debt Service Coverage Ratio falls below 1.10 to 1.00 (the “Manager Termination Ratio”), as determined by Lender in its sole discretion, and/or (iii) if Manager shall (I) be insolvent or a debtor in a bankruptcy proceeding, (II) be in default under the Management Agreement beyond any applicable notice and cure period or (III) have engaged in gross negligence, fraud or willful misconduct.

Section 7.4. Matters Concerning the Franchisor.

If (i) the Debt has been accelerated pursuant to Section 10.1(b) hereof, (ii) Franchisor shall become bankrupt or insolvent, (ii) the Debt Service Coverage Ratio falls below 1.10 to 1.00 or (iv) a default occurs under the Franchise Agreement, subject to the terms of the Franchise Agreement, Borrower shall, at the request of Lender, terminate the Franchise Agreement and replace the Franchisor with a Qualified Franchisor pursuant to a Replacement Franchise Agreement, it being understood and agreed that the franchise fee for such Qualified Franchisor shall not exceed then prevailing market rates.

VIII. PERMITTED TRANSFERS

Section 8.1. Permitted Transfer of the Property.

8.1.1. Transfer of the Property. Notwithstanding anything to the contrary contained herein or in the Mortgage, Lender shall not unreasonably withhold consent to a one time sale, conveyance or transfer of the Property in its entirety (hereinafter, “Sale”) after the first anniversary of the first day of the first calendar month after the date hereof (or the date hereof if dated the first day of a calendar month) and with respect to such Sale, Lender shall not require a modification of the material economic terms hereof (other than a corresponding increase in Borrower’s deposits of Tax Funds pursuant to Section 6.2.1 hereof in the event such Sale results in an increase in the real property tax assessment by the applicable taxing authority), to any Person provided that each of the following terms and conditions are satisfied:

(a) no Event of Default has occurred and is continuing;

(b) Borrower gives Lender written notice of the terms of such prospective Sale not less than thirty (30) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Lender all such information concerning the proposed transferee of the Property (hereinafter, “Buyer”) as Lender would reasonably require in evaluating an initial extension of credit to a borrower and pays to Lender a non-refundable application fee in the amount of $2,500.00. Lender shall have the right to approve or disapprove the proposed Buyer, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed Buyer, Lender shall consider Buyer’s experience and track record in owning and operating facilities similar to the Property, Buyer’s financial strength, Buyer’s general business standing and Buyer’s relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;

(c) Borrower pays Lender, concurrently with the closing of such Sale, (i) a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in connection with the Sale plus an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note, and (ii) all costs and expenses of all third parties and Rating Agencies in connection with the Sale;

(d) Buyer assumes and agrees to pay the Debt as and when due (subject to the provisions of Section 11.22 hereof) and, prior to or concurrently with the closing of such Sale, Buyer and its constituent partners, members or shareholders as Lender may reasonably require execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption;

(e) Borrower and Buyer, without any cost to Lender, furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

(f) Borrower delivers to Lender, without any cost or expense to Lender, such endorsements to Lender’s title insurance policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Sale, all in form and substance satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender’s title insurance policy or policies insuring the lien of the Mortgage insuring that leasehold title to the Property is vested in Buyer;

(g) Buyer furnishes, if Buyer is a corporation, partnership or other entity, all appropriate papers evidencing Buyer’s capacity and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Buyer and of the entities, if any, which are partners or members of Buyer. Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Lender shall require, shall be single purpose, “bankruptcy remote” entities which satisfy the requirements of Section 3.1.24 hereof and the requirements of the Rating Agencies, and whose formation documents shall be approved by counsel to Lender;

(h) Buyer assumes the obligations of Borrower under any management agreements pertaining to the Property or assigns to Lender as additional security any new management agreement entered into in connection with such Sale, which such new management agreement and the new manager thereunder shall each comply with the requirements of Article 7 hereof;

(i) Buyer furnishes a New Non-Consolidation Opinion with respect to Buyer and certain of Buyer’s Affiliates, and certain other opinions of counsel satisfactory to Lender and its counsel (A) that Buyer’s formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the indebtedness evidenced hereby has been duly authorized, executed and delivered, and that the Note, the Mortgage, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Buyer in accordance with their terms, (C) that the transfer and assumption by Buyer will not constitute a “significant modification” of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC Trust, and (D) with respect to such other matters as Lender may reasonably request;

(j) If required by Lender, Lender receives a Rating Agency Confirmation with respect to the Sale and the transactions contemplated hereby; and

(k) Borrower’s obligations under the contract of sale pursuant to which the Sale is proposed to occur are expressly subject to the satisfaction of the terms and conditions of this Section.

Notwithstanding the foregoing, Lender shall not be required to consent to any Sale occurring prior to a Securitization or participation of the Loan if the consideration to be paid by Buyer as determined by Lender is less the appraised value of the Property as determined by Lender in connection with the underwriting of the Loan.

Section 8.2. Permitted Transfers of Equity Interests.

Notwithstanding the restrictions contained in Section 4.2.1 hereof or in Article 6 of the Mortgage, the following transfers shall be permitted without Lender’s consent: (a) a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party, (b) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party or (c) the sale, transfer or issuance of shares of common stock in any Restricted Party that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange; provided, however, with respect to the transfers listed in clauses (a) or (b) above, (A) Lender shall receive not less than thirty (30) days prior written notice of such transfers, (B) no such transfers shall result in a change in Control of Sponsor, Guarantor, or Affiliated Manager, (C) after giving effect to such transfers, (I) Sponsor shall (1) own at least a 51% direct or indirect equity ownership interest in each of Borrower and any SPC Party; (2) Control Borrower and any SPC Party; and (3) control the day-to-day operation of the Property and (II) Stein continues to Control and own a 20% indirect ownership interest in Sponsor, (D) the Property shall continue to be managed by Affiliated Manager or a new manager approved in accordance with Section 7.3 hereof, (E) in the case of the transfer of any direct equity ownership interests in Borrower or in any SPC Party, such transfers shall be conditioned upon continued compliance with the relevant provisions of Section 3.1.24 hereof, (F) such transfer shall be permitted pursuant to the Franchise Agreement and shall not trigger any right of refusal, option to purchase or default thereunder, and (G) in the case of (1) the transfer of the management of the Property to a new Affiliated Manager in accordance with Section 7.3 hereof, or (2) the transfer of any equity ownership interests (I) directly in Borrower or in any SPC Party, or (II) in any Restricted Party whose sole asset is a direct or indirect equity ownership interest in Borrower or in any SPC Party, such transfers shall be conditioned upon delivery to Lender of a New Non-Consolidation Opinion addressing such transfer.

IX. SALE AND SECURITIZATION OF MORTGAGE

Section 9.1. Sale of Mortgage and Securitization.

(a) Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transaction referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”).

(b) If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

(i) (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Guarantor, Franchisor, Sponsor and Manager, (B) provide updated budgets relating to the Property and (C) provide updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s) with respect to the Property and the Other Property, property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

(ii) provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, matters of Delaware and federal bankruptcy law relating to single member limited liability companies, and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property and Borrower and Borrower’s Affiliates, which counsel and opinions shall be satisfactory in form and substance to Lender and the Rating Agencies;

(iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

(iv) execute such amendments to the Loan Documents and Borrower or any SPC Party’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure (any of the foregoing, a “Loan Bifurcation”); provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a Loan Bifurcation which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note.

(c) If requested by Lender, Borrower shall provide Lender with the following financial statements (it being understood that Lender shall request (i) full financial statements if it anticipates that the principal amount of the Loan at the time of Securitization may, or if the principal amount of the Loan at any time during which the Loan is included in a Securitization does, equals or exceeds 20% of the aggregate principal amount of all mortgage loans included in the Securitization and (ii) summaries of such financial statements if the principal amount of the Loan at any such time equals or exceeds 10% of such aggregate principal amount):

(i) As of the Closing Date, a balance sheet with respect to the Property for the two most recent Fiscal Years, meeting the requirements of Section 210.3-01 of Regulation S-X of the Securities Act and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years, meeting the requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the Closing Date, interim financial statements of the Property meeting the requirements of Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the “Standard Statements”); provided, however, if the Property that has been acquired by Borrower from an unaffiliated third party (an “Acquired Property”) and the other conditions set forth in Section 210.3-14 of Regulation S-X for the provision of financial statements in accordance with such Section have been met (other than if the Property is a hotel, nursing home or other property that would be deemed to constitute a business and not real estate under Regulation S-X, provided that the other conditions set forth in Section 210.3-05 of Regulation S-X for provision of financial statements in accordance with such Section have been met (a “Business Property”)), in lieu of the Standard Statements otherwise required by this Section 9.1(c)(i), Borrower shall instead provide the financial statements required by such Section 210.3-14 of Regulation S-X; provided, further, however, with respect to any Business Property which is an Acquired Property, Borrower shall instead provide the financial statements required by Section 210.3-05 (such Section 210.3-14 or Section 210.3-05 financial statements referred to herein as (“Acquired Property Statements”).

(ii) Not later than 30 days after the end of each fiscal quarter following the Closing Date, a balance sheet of the Property as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for the period commencing on the day following the last day of the most recent Fiscal Year and ending on the date of such balance sheet and for the corresponding period of the most recent Fiscal Year, meeting the requirements of Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent Fiscal Year, Acquired Property Statements were permitted to be provided hereunder pursuant to paragraph (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period). If requested by Lender, Borrower shall also provide “summarized financial information,” as defined in Section 210.1-02(bb) of Regulation S-X, with respect to such quarterly financial statements.

(iii) Not later than 60 days after the end of each Fiscal Year following the Closing Date, a balance sheet of the Property as of the end of such Fiscal Year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for such Fiscal Year, meeting the requirements of Section 210.3-02 of Regulation S-X. If requested by Lender, Borrower shall provide summarized financial information with respect to such annual financial statements.

(iv) Upon ten (10) Business Days after notice from Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each a “Disclosure Document Date”) of each Disclosure Document, Borrower shall have provided Lender with all financial statements as described in paragraph (i) above; provided that the Fiscal Year and interim periods for which such financial statements shall be provided shall be determined as of such Disclosure Document Date.

(v) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or Legal Requirements are other than as provided herein, then notwithstanding the provisions of this Section, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statements and/or Standard Statements as may be necessary for such compliance.

(vi) Any other or additional financial statements, or financial, statistical or operating information, as shall be required pursuant to Regulation S-X or other Legal Requirements in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter an “Exchange Act Filing”) or as shall otherwise be reasonably requested by Lender to meet disclosure, rating agency or marketing requirements.

All financial statements provided by Borrower pursuant to this Section 9.1(c) shall be prepared in accordance with the Approved Accounting Method, and shall meet the requirements of Regulation S-X and other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by the independent accountants in accordance with generally accepted auditing standards, Regulation S-X and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

Section 9.2. Securitization Indemnification.

(a) Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, an “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

(b) Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Borrower Affiliates, the Property, Manager, Sponsor, Guarantor and all other aspects of the Loan, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Morgan Stanley Mortgage Capital Inc. (“Morgan Stanley”) that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Morgan Stanley Group”) , and Morgan Stanley, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Morgan Stanley or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Morgan Stanley Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

(c) In connection with Exchange Act Filings, Borrower shall (i) indemnify Lender, the Morgan Stanley Group and the Underwriter Group for Liabilities to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Disclosure Document a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Morgan Stanley Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group or the Underwriter Group in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or (c) is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Morgan Stanley’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 9.3. Rating Surveillance; Rating Agency Costs.

9.3.1. Rating Surveillance. Borrower will retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Borrower in an amount determined by Lender in its reasonable discretion prior to the occurrence of a Securitization, not to exceed a maximum cost of $25,000 per year (the “Rating Surveillance Charge”).

9.3.2. Rating Agency Costs. In connection with any Rating Agency Confirmation or other Rating Agency consent, approval or review required hereunder, Borrower shall pay all of the costs and expenses of Lender, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

Section 9.4. Reserves / Escrows. In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Agreement, the Mortgage, the Note and the other Loan Documents shall be held in “eligible accounts” at “eligible institutions” and, if invested, invested in “permitted investments” as then defined and required by the Rating Agencies.

Section 9.5. Mezzanine Option. Lender shall have the right (the “Mezzanine Option”) at any time to divide the loan into two parts, a mortgage loan and a mezzanine loan, provided, that (i) the total loan amounts for such mortgage loan and such mezzanine loan shall equal the then outstanding amount of the Loan immediately prior to Lender’s exercise of the Mezzanine Option, and (ii) the weighted average interest rate of such mortgage loan and mezzanine loan shall initially equal the Interest Rate. Borrower shall cooperate with Lender in Lender’s exercise of the Mezzanine Option in good faith and in a timely manner, which such cooperation shall include, but not be limited to, (i) executing such amendments to the Loan Documents and Borrower or any SPC Party’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies, (ii) creating a single purpose, bankruptcy remote entity satisfying the requirements of Section 3.1.24 hereof and of the Rating Agencies (the “Mezzanine Borrower”), which such Mezzanine Borrower shall (A) own, directly or indirectly, 100% of the equity ownership interests in Borrower (the “Equity Collateral”), and (B) together with such constituent equity owners of such Mezzanine Borrower as may be designated by Lender, execute such agreements, instruments and other documents as may be required by Lender in connection with the mezzanine loan (including, without limitation, a promissory note evidencing the mezzanine loan and a pledge and security agreement pledging the Equity Collateral to Lender as security for the mezzanine loan); and (iii) delivering such opinions, title endorsements, UCC title insurance policies and other materials as may be required by Lender or the Rating Agencies.

Section 9.6. Conversion to Registered Form. At the request of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the “Registrar”) reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.

X. DEFAULTS

Section 10.1. Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”).

(i) if (A) any monthly installment of principal and/or interest due under the Note or the payment due on the Maturity Date is not paid when due or (B) any other portion of the Debt is not paid when due and such non-payment continues for five (5) days following notice to Borrower that the same is due and payable;

(ii) if any of the Taxes or Other Charges are not paid when due;

(iii) if the Policies are not kept in full force and effect;

(iv) if Borrower breaches or permits or suffers a breach of Article 6 of the Mortgage;

(v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi) if Borrower, any SPC Party, Sponsor or Guarantor shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower, any SPC Party, Sponsor or Guarantor or if Borrower, any SPC Party, Sponsor or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, any SPC Party, Sponsor or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, any SPC Party, Sponsor or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, and SPC Party, Sponsor or Guarantor, upon the same not being discharged, stayed or dismissed within thirty (30) days;

(viii) if the Property becomes subject to any mechanic’s, materialman’s or other Lien (other than a Lien for local real estate taxes and assessments not then due and payable) and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days (such period to run from the date proper service is made upon Borrower);

(ix) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x) if any of the assumptions contained in the Insolvency Opinion, or in any other New Non-Consolidation Opinion delivered to Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xi) if any constituent owner of Borrower (A) fails to comply in any material respect with the behavior covenants made by such constituent owner in its organizational documents and/or in certificates delivered in connection with the issuance of the Insolvency Opinion or (B) amends, in any material respect, the aforesaid covenants in its organizational documents without Lender’s prior written consent;

(xii) if (A) Borrower violates or does not comply with any of the provisions of Section 4.1.6 hereof or (B) Borrower or any SPC Party breaches any representation, warranty or covenant contained in Section 3.1.24 hereof;

(xiii) if Borrower fails to comply with the covenants as to Prescribed Laws set forth in Section 4.1.1 hereof;

(xiv) if Borrower breaches any of the negative covenants contained in Sections 4.2.9 or 4.2.11 hereof;

(xv) if Borrower shall permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to Borrower; or any REA shall be surrendered, terminated, or canceled for any reason or under any circumstance whatsoever; or any term of an REA shall be materially modified or supplemented without Lender’s prior written consent; or Borrower shall fail, within ten (10) Business Days after written demand by Lender, to exercise its option to review or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA;

(xvi) If Borrower shall fail to consummate the Partial Defeasance Event in accordance with Sections 2.5.2 and 6.5 hereof;

(xvii) if Guarantor breaches in any material respect any covenant, warranty or representation contained in the Guaranty;

(xviii) if a material default has occurred and continues beyond any applicable cure period under the Franchise Agreement if such default permits the Franchisor to terminate or cancel the Franchise Agreement;

(xix) if the Property ceases to be operated as a hotel or the Borrower terminates its hotel business for any reason whatsoever (other than temporary cessation in connection with any continuous and diligent renovation or restoration of the Property following a Casualty or Condemnation);

(xx) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) through (xviii) above or not otherwise specifically specified as an Event of Default herein, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days plus time permitted for Excusable Delays; or

(xxi) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 10.2. Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender is not subject to any “one action” or

“election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

(c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 10.3. Right to Cure Defaults.

Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred into the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

Section 10.4. Remedies Cumulative.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

XI. MISCELLANEOUS

Section 11.1. Successors and Assigns.

All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 11.2. Lender’s Discretion.

Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefore.

Section 11.3. Governing Law.

(A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

SHELDON STEIN

C/O VALHAL CORP.

434 BROADWAY, 8TH FLOOR

NEW YORK, NEW YORK 10013

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 11.4. Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5. Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6. Notices.

All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	Morgan Stanley Mortgage Capital Inc. 1221 Avenue of the Americas 27th Floor New York, New York 10020 Attention: Stephen Holmes Facsimile No.: (212)762-9495

Alston & Bird LLP 90 Park Avenue New York, New York 10016 Attention: Ellen M. Goodwin, Esq. Facsimile No. (212) 210-9444

If to Borrower:	HJA Hotel LLC c/o Valhal Corp. 434 Broadway, 8th Floor New York, New York 10013 Attention: Sheldon Stein Fax: (212) 675-7448

with a copy to:	Fox Rothschild LLP 2000 Market Street, 10th Floor Philadelphia, Pennsylvania 19103 Attention: Gregory Kleiber Facsimile No.: (215) 229-2150

Section 11.7. Trial by Jury.

BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 11.8. Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9. Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10. Preferences.

Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11. Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 11.12. Remedies of Borrower.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 11.13. Expenses; Indemnity.

(a) Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (vi) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any “special servicing” of the Loan or any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

(b) Borrower shall indemnify, defend and hold harmless Lender and its officers, directors, agents, employees (and the successors and assigns of the foregoing) (the “Lender Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Lender Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Lender Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Lender Indemnitees in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to the Lender Indemnitees hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnitees. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnitees.

Section 11.14. Schedules Incorporated.

The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.15. Offsets, Counterclaims and Defenses.

Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 11.16. No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 11.17. Publicity.

All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Morgan Stanley Mortgage Capital Inc., or any of their Affiliates shall be subject to the prior approval of Lender.

Section 11.18. Waiver of Marshalling of Assets.

To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 11.19. Waiver of Offsets/Defenses/Counterclaims.

Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 11.20. Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 11.21. Brokers and Financial Advisors.

Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 11.22. Exculpation.

Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or affiliate of Borrower (but specifically excluding Guarantor) or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any indemnity, guaranty or similar instrument made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) impair the right of Lender to enforce Section 4.1.6(g) of this Agreement; (g) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (h) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i) fraud or intentional misrepresentation by Borrower, any of the Exculpated Parties, Sponsor or Guarantor in connection with the Loan;

(ii) the gross negligence or willful misconduct of Borrower;

(iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

(iv) the removal or disposal of any portion of the Property after an Event of Default;

(v) the misapplication, misappropriation or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, (C) any Rents following an Event of Default or (D) any Tenant security deposits or Rents collected in advance;

(vi) failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property;

(vii) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(viii) any representation, warranty or covenant contained in Section 2.5.2 or 6.5 hereof is violated or breached;

(ix) Borrower’s indemnification of Lender set forth in Section 9.2 of the Security Instrument;

(x) the exercise of any remedies, or the bringing of any action, by the District of Columbia under Section 22.2(b) of the Development Agreement;

(xi) any misstatement or inaccuracy in that certain Real Property Recordation and Transfer Tax Form FP 7/C filed in connection with Mortgage;

(xii) Borrower’s failure to deliver evidence satisfactory to Lender evidencing the valid transfer of development rights from the adjoining property to the Property such that the Property shall be in conformance with the building density requirements and zoning regulations of the District of Columbia: and/or

(xiii) Borrower’s indemnification of Lender set forth in Section 9.2 hereof.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111 (b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) the first full monthly payment of principal and interest under the Note is not paid when due; (ii) Borrower fails to permit on-site inspections of the Property, fails to provide financial information, or fails to appoint a new property manager upon the request of Lender (in accordance with Section 7.3 hereof), each as required by, and in accordance with the terms and provisions of, this Agreement and the Mortgage; (iii) any representation, warranty or covenant contained in Section 3.1.24 or 4.2.1 hereof is violated or breached; (iv) Borrower files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (v) an Affiliate, officer, director, or representative which Controls, directly or indirectly, Borrower files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (vi) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (vii) any Affiliate, officer, director, or representative which Controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; or (viii) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

Section 11.23. Prior Agreements.

This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Application Letter dated July 12, 2006 (as amended) between Borrower and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

Section 11.24. Servicer.

(a) At the option of Lender, the Loan may be serviced by a servicer (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement. Servicer shall, however, be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under the applicable provisions of this Agreement and the other Loan Documents.

(b) Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower pursuant to the provisions of this Agreement, the Note and the other Loan Documents.

(c) Provided Borrower shall have been given notice of Servicer’s address by Lender, Borrower shall deliver to Servicer duplicate originals of all notices and other instruments which Borrower may or shall be required to deliver to Lender pursuant to this Agreement, the Note and the other Loan Documents (and no delivery of such notices or other instruments by Borrower shall be of any force or effect unless delivered to Lender and Servicer as provided above).

Section 11.25. Joint and Several Liability.

If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 11.26. Creation of Security Interest.

Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgage or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgage and any other Loan Document (including, without limitation, the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

Section 11.27. Assignments and Participations.

(a) The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Loan Agreement and the Loan pursuant to a written instrument or instruments (the “Assignment and Acceptance”).

(b) Upon such execution and delivery, from and after the effective date specified in such Assignment and Acceptance, the assignee thereunder shall be a party hereto and have the rights and obligations of Lender hereunder.

(c) Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Loan Agreement and the Loan; provided, however, that (i) Lender’s obligations under this Loan Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (ii) Lender shall remain the holder of the Note for all purposes of this Loan Agreement and the other Loan Documents and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under and in respect of this Loan Agreement and the other Loan Documents.

(d) Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.27, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to the Lender by or on behalf of the Borrower or any of its Affiliates.

Section 11.28. Set-Off.

In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL INC., a
New York corporation

By:	/s/ Cynthia Eckes
Name:	Cynthia Eckes
Title:	Vice President

BORROWER:

NJA HOTEL LLC, a Delaware limited liability company

By:	NJA Development Partners Limited Partnership, a Delaware limited partnership, its sole member

	By:	Green Earth Homes (New York), Inc., a Delaware corporation, its general partner

		By:	/s/ Sheldon Stein
			Name:	Sheldon Stein
			Title:	President

SCHEDULE I

RENT ROLL

N/A

SCHEDULE II

IMMEDIATE REPAIRS

None.

SCHEDULE III

ORGANIZATIONAL CHART

(ATTACHED HERETO)

SCHEDULE IV

[MORGAN STANLEY MORTGAGE CAPITAL INC./MORGAN STANLEY BANK]

(Lender)

- and -

[_____________________________]

(Tenant)

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Dated:

Location:

Section:

Block:

Lot:

County:

PREPARED BY AND UPON

RECORDATION RETURN TO:

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

Attention: Ellen M. Goodwin, Esq.

File No.:

Title No.:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the          day of                     , 20     by and between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation having an address at 1221 Avenue of the Americas, New York, New York 10020 (together with its successors and assigns, (“Lender”) and [                                        , having an address at                                         ] (“Tenant”).

RECITALS:

A. Lender has made a loan in the approximate amount of $[            ] to Landlord (defined below), which Loan is given pursuant to the terms and conditions of that certain Loan Agreement dated [                    , 20    ], between Lender and Landlord (the “Loan Agreement”). The Loan is evidenced by a certain Promissory Note dated [                    , 20    ], given by Landlord to Lender (the “Note”) and secured by, among other things, a certain [Mortgage] [Deed of Trust] and Security Agreement dated [                    , 20    ], given by Landlord to Lender (the “Mortgage”), which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”);

B. Tenant occupies a portion of the Property under and pursuant to the provisions of a certain lease dated [                    ,         ] between [                            ], as landlord (“Landlord”) and Tenant, as tenant (the “Lease”); and

C. Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1. Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to the lien thereof and all terms, covenants and conditions set forth in the Mortgage and the Loan Agreement including without limitation all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Mortgage and Loan Agreement had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance. Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note, the Mortgage and the Loan Agreement shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed beyond the expiration of any applicable notice or grace periods.

3. Attornment. Lender and Tenant agree that upon the conveyance of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby (at the option of the transferee of the Property (the “Transferee”) if the conditions set forth in Section 2 above have not been met at the time of such transfer) but shall continue in full force and effect as a direct lease between the Transferee and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to the Transferee and the Transferee shall accept such attornment, provided, however, that the provisions of the Mortgage and the Loan Agreement shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and the Transferee shall not be (a) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, (b) liable (i) for Landlord’s failure to perform any of its obligations under the Lease which have accrued prior to the date on which the Transferee shall become the owner of the Property, or (ii) for any act or omission of Landlord, whether prior to or after such foreclosure or sale, (c) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless the Transferee shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (d) required to make any capital improvements to the Property or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (e) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which the Transferee shall become the owner of the Property, (f) liable for the return of rental security deposits, if any, paid by Tenant to Landlord in accordance with the Lease unless such sums are actually received by the Transferee, (g) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless (i) such sums are actually received by the Transferee or (ii) such prepayment shall have been expressly approved of by the Transferee, (h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Transferee succeeded to Landlord’s interest, (i) bound by any agreement amending, modifying or terminating the Lease made without the Lender’s prior written consent prior to the time the Transferee succeeded to Landlord’s interest or (j) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time the Transferee succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease.

4. Notice to Tenant. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Mortgage and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5. Lender’s Consent. Tenant shall not, without obtaining the prior written consent of Lender, (a) enter into any agreement amending, modifying or terminating the Lease, (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (d) assign the Lease or sublet the premises demised under the Lease or any part thereof other than pursuant to the provisions of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Lender’s prior consent, shall not be binding upon Lender.

6. Lender to Receive Notices. Tenant shall provide Lender with copies of all written notices sent to Landlord pursuant to the Lease simultaneously with the transmission of such notices to the Landlord. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or to an abatement of the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of such an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:	[__________________________________

Attention: __________________________

Facsimile No.: ___________________]

If to Lender:	Morgan Stanley Mortgage Capital Inc. 1221 Avenue of the Americas, 27th Floor New York, New York 10020 Attention: Stephen Holmes Facsimile No. (212)762-9495

with a copy to:	Alston & Bird LLP 90 Park Avenue New York, New York 10016 Attention: Facsimile No. (212) 210-9444

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8. Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns.

9. Definitions. The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

10. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

11. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

12. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

13. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

14. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

15. Transfer of Loan. Lender may sell, transfer and deliver the Note and assign the Mortgage, this Agreement and the other documents executed in connection therewith to one or more investors in the secondary mortgage market (“Investors”). In connection with such sale, Lender may retain or assign responsibility for servicing the loan, including the Note, the Mortgage, this Agreement and the other documents executed in connection therewith, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

16. Further Acts. Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

17. Limitations on Lender’s Liability. Tenant acknowledges that Lender is obligated only to Landlord to make the Loan upon the terms and subject to the conditions set forth in the Loan Agreement. In no event shall Lender or any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee (collectively the Lender, such purchaser, grantee, heir, legal representative, successor or assignee, the “Subsequent Landlord”) have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Subsequent Landlord to perform any such material obligation.

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation

By:
Name:
Title:

TENANT:

a

By:
Name:
Title:

The undersigned accepts and agrees to the provisions of Section 4 hereof:

LANDLORD:

[______________________________________, a

________________________________________]

By:
Name:
Title:

ACKNOWLEDGMENTS

[INSERT STATE SPECIFIC ACKNOWLEDGMENTS]

EXHIBIT A

LEGAL DESCRIPTION

All that certain lot or parcel of land situate and lying in the District of Columbia, and more particularly described as follows:

PARCEL B

(Elevation 20.50’ and above)

DESCRIPTION OF

A PORTION OF

LOT 37

SQUARE 741

(D.B. 195 PG. 59)

WASHINGTON, DC

Being a portion of Lot 37, Square 741 as shown on a plat entitled “Subdivision, Square 741” Recorded in Deed Book 195, Page 59, Square 741” Prepared by the Office of the Surveyor of the District of Columbia, recorded on November 19, 2001 and being more particularly described as follows:

FROM: Elevation 20.50’ and Above

Beginning for the same at a point being the intersection of the easterly right-of-way line of New Jersey Avenue, S.E. (160 feet wide) and the northerly right-of-way line of L Street S.E. (90 feet wide); thence running with said easterly line of New Jersey Avenue, S.E.

1) North 15°44’40” West, 28.50 feet to a point; thence leaving the easterly right-of-way line of New Jersey Avenue, S.E. and running so as to cross and include a portion of Lot 37 in Square 741, the following nine (9) courses and distances

2) North 74°15’20” East, 20.07 feet to a point; thence

3) North 15°44’40” West, 5.56 feet to a point; thence

4) North 74°15’20” East, 31.80 feet to a point; thence

5) North 15°44’40” West, 8.35 feet to a point; thence

6) North 74°15’20” East, 15.28 feet to a point; thence

7) South 15°44’40” East, 2.00 feet to a point; thence

8) Due East, 55.35 feet to a point; thence

9) Due North, 21.95 feet to a point; thence

10) Due East, 67.07 feet to a point lying on the westerly line of 2nd Street, S.E. (90 feet wide); thence running with said westerly line of 2nd Street, S.E.

11) Due South, 19.07 feet to a point marking the northeast corner of Lot 19 in Square 741 recorded in Subdivision Book 33 at page 114 among the aforesaid records; thence leaving the aforesaid westerly line of 2nd Street, S.E. and running with the common line between said Lot 19 and Lot 37 in Square 741, the following two (2) courses and distances

12) Due West, 14.00 feet to a point; thence

13) Due South, 60.00 feet to a point lying on the aforesaid northerly line of L Street S.E.; thence running with said northerly line of L Street South, S.E.

14) Due West, 162.08 feet to the point of beginning and containing 10,104 square feet or 0.23195 acres of land, more or less.

NOTE: At the date hereof the above described land is designated among the Records of the Assessor of the District of Columbia, for assessment and taxation purposes, as Lot 817 in Square 741.

TAX ID Number: Square 741 Lot 817

TOGETHER WITH those certain non-exclusive easements created in Declaration of Covenants, Conditions and Restrictions and Reciprocal Easement Agreement by and among NJA Development Partners Limited Partnership, a Delaware limited partnership, NJA Housing Development LLC, a Delaware limited liability company, and NJA Hotel LLC, a Delaware limited liability company, dated June 29, 2004 and recorded June 29, 2004 as Instrument No. 2004090787, as modified by Estoppel and Agreement made as of October 31, 2006, all among the District of Columbia Land Records.

FURTHER TOGETHER WITH a non-exclusive perpetual easement and right of use described in that certain Access Easement dated April 6, 2001 and recorded July 19, 2001 as Instrument No. 2001064884.

AND BEING A part of the same property conveyed to NJA Hotel LLC, a Delaware limited liability company, by Deed from NJA Development Partners Limited Partnership, a Delaware limited partnership, dated May 21, 2004 and recorded May 24, 2004 as Instrument No. 2004072496 among the Land Records of the District of Columbia.

SCHEDULE V

FORM OF SMITH TRAVEL RESEARCH REPORT

(attached hereto)

Courtyard Capitol Hill Navy Yard Monthly STAR Report

For the Month of: June 2006 | STR #: 54142 | Date Created: July 22, 2006

SMITH TRAVEL RESEARCH

735 East Main Street
Hendersonville, TN 37075
tel. 615.824.8664
fax 615.824.3848
www.smithtravelresearch.com

Tab 2 - Monthly Performance at a Glance - My Property vs. Competitive Set

Courtyard Capitol Hill Navy Yard   140 L St SE   Washington, DC 20003-3335   (202) 479-0027

STR # 54142   ChainID: 6515I   MgtCo: Hospitality Partners   Owner: None

For the Month of: June 2006   Date Created: July 22, 2006   Monthly Competitive Set Data Excludes Subject Property

June 2006

	Occupancy (%)			ADR ($)			RevPAR ($)		
	My Prop	Comp Set	Index	My Prop	Comp Set	Index	My Prop	Comp Set	Index
Current Month	77.9	87.4	89.2	172.99	183.58	94.2	134.83	160.49	84.0
Year To Date	72.6	74.6	97.4	171.88	182.27	94.3	124.81	135.93	91.8
Running 3 Month	73.3	86.5	84.8	172.07	186.70	92.2	126.16	161.50	78.1
Running 12 Month	72.6	73.9	98.2	171.88	169.92	101.2	124.81	125.60	99.4

June 2006 vs. 2005 Percent Change (%)

	Occupancy			ADR			RevPAR		
	My Prop	Comp Set	Index	My Prop	Comp Set	Index	My Prop	Comp Set	Index
Current Month		1.4			14.4			16.1	
Year To Date		-0.4			11.0			10.6	
Running 3 Month		-0.5			12.7			12.2	
Running 12 Month		2.2			11.0			13.4	

SMITH TRAVEL RESEARCH

Tab 3 - STAR Summary - My Property vs. Comp Set and Industry Segments

Courtyard Capitol Hill Navy Yard   140 L St SE   Washington, DC 20003-3335   (202) 479-0027

STR # 54142   ChainID: 65151   MgtCo: Hospitality Partners   Owner: None

For the Month of: June 2006   Date Created: July 22, 2006   Monthly Competitive Set Data Excludes Subject Property

Occupancy (%)	Current Month	% Chg	Year to Date	% Chg	Running 3 Month	% Chg	Running 12 Month	% Chg
Courtyard Capitol Hill Navy Yard	77.9		72.6		73.3		72.6	
Market: Washington, DC-MD-VA	80.1	-1.2	71.1	-3.0	79.2	-2.1	70.3	-1.1
Market Price: Upscale	78.7	-5.1	72.1	-4.4	79.4	-4.5	71.6	-2.1
Tract: Washington DC (CBD)	82.5	0.7	74.3	-2.8	82.8	-0.9	73.5	0.5
Tract Scale: Upscale Chains	82.8	0.8	75.4	-2.5	83.1	-1.0	74.4	1.2
Competitive Set: Competitors	87.4	1.4	74.6	-0.4	86.5	-0.5	73.9	2.2

Supply	Month % Chg	YTD % Chg	Run 3 Mon % Chg	Run 12 Mon % Chg
Courtyard Capitol Hill Navy Yard				
Market: Washington, DC-MD-VA	2.5	1.8	2.0	1.7
Market Price: Upscale	3.1	2.2	2.5	2.3
Tract: Washington DC (CBD)	0.8	-0.1	-0.2	0.1
Tract Scale: Upscale Chains	1.8	-2.8	-1.1	-3.9
Competitive Set: Competitors	0.0	0.0	0.0	9.9

Average Daily Rate ($)	Current Month	% Chg	Year to Date	% Chg	Running 3 Month	% Chg	Running 12 Month	% Chg
Courtyard Capitol Hill Navy Yard	172.99		171.88		172.07		171.88	
Market: Washington, DC-MD-VA	147.39	12.5	144.51	8.8	148.12	10.1	137.41	9.6
Market Price: Upscale	160.52	11.4	157.78	9.9	160.34	10.4	149.71	10.4
Tract: Washington DC (CBD)	202.76	15.8	198.21	7.7	205.35	10.1	186.82	8.8
Tract Scale: Upscale Chains	220.51	15.7	217.07	7.7	224.25	10.1	205.25	9.3
Competitive Set: Competitors	183.58	14.4	182.27	11.0	186.70	12.7	169.92	11.0

Demand	Month % Chg	YTD % Chg	Run 3 Mon % Chg	Run 12 Mon % Chg
Courtyard Capitol Hill Navy Yard				
Market: Washington, DC-MD-VA	1.3	-1.2	-0.1	0.6
Market Price: Upscale	-2.2	-2.3	-2.2	0.1
Tract: Washington DC (CBD)	1.5	-3.0	-1.1	0.6
Tract Scale: Upscale Chains	2.5	-5.2	-2.1	-2.7
Competitive Set: Competitors	1.4	-0.4	-0.5	12.3

RevPAR ($)	Current Month	% Chg	Year to Date	% Chg	Running 3 Month	% Chg	Running 12 Month	% Chg
Courtyard Capitol Hill Navy Yard	134.83		124.81		126.16		124.81	
Market: Washington, DC-MD-VA	117.99	11.2	102.67	5.6	117.33	7.8	96.60	8.4
Market Price: Upscale	126.41	5.7	113.78	5.1	127.24	5.5	107.20	8.1
Tract: Washington DC (CBD)	167.25	16.6	147.25	4.7	170.11	9.1	137.25	9.4
Tract Scale: Upscale Chains	182.61	16.5	163.60	5.1	186.44	9.0	152.79	10.6
Competitive Set: Competitors	160.49	16.1	135.93	10.6	161.50	12.2	125.60	13.4

Revenue	Month % Chg	YTD % Chg	Run 3 Mon % Chg	Run 12 Mon % Chg
Courtyard Capitol Hill Navy Yard				
Market: Washington, DC-MD-VA	14.0	7.5	10.0	10.2
Market Price: Upscale	8.9	7.4	8.0	10.5
Tract: Washington DC (CBD)	17.5	4.5	8.9	9.5
Tract Scale: Upscale Chains	18.6	2.1	7.9	6.3
Competitive Set: Competitors	16.1	10.6	12.2	24.6

Census/Sample - Properties & Rooms	Census		Sample		Sample %
	Properties	Rooms	Properties	Rooms	Rooms
Market: Washington, DC-MD-VA	602	92310	470	84048	91.0
Market Price: Upscale	94	21995	90	21397	97.3
Tract: Washington DC (CBD)	112	26682	90	24539	92.0
Tract Scale: Upscale Chains	44	16530	43	16455	99.5
Competitive Set: Competitors	5	1308	5	1308	100.0

Pipeline — Market: Washington, DC-MD-VA			
Under Construction		Planning	
Properties	Rooms	Properties	Rooms
29	5620	62	7070

See Help page for pipeline definitions.

SMITH TRAVEL RESEARCH

Tab 4 - Trend Report

Courtyard Capitol Hill Navy Yard 140 L St SE Washington, DC 20003-3335 (202) 479-0027
STR # 54142 ChainID: 6515I MgtCo: Hospitality Partners Owner: None
For the Month of: June 2006 Date Created: July 22, 2006 Monthly Competitive Set Data Excludes Subject Property

Monthly Indexes

80
60
40
20
0
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun
Occupancy Index
ADR Index
RevPAR Index

RevPAR Percent Change - 2006

18
16
14
12
10
8
6
Year to Date
Running 3 Month
Running 12 Month
My Property
Competitive Set

Occupancy (%)

Occupancy (%)	2005 Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	2006 Jan	Feb	Mar	Apr	May	Jun
My Property															8.3	65.2	76.7	77.9
Competitive Set	45.1	63.6	79.4	89.5	85.1	86.2	85.4	80.1	81.4	83.6	63.8	45.2	46.2	60.6	80.6	87.1	85.1	87.4
Index															10.3	74.9	90.1	89.2
Rank																		

Occupancy (%)	Year To Date 2004	2005	2006	Running 3 Month 2004	2005	2006	Running 12 Month 2004	2005	2006
My Property			72.6			73.3			72.6
Competitive Set	72.1	74.9	74.6	85.6	86.9	86.5	68.3	72.3	73.9
Index			97.4			84.8			98.2
Rank									

% Chg

% Chg	2005 Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	2006 Jan	Feb	Mar	Apr	May	Jun
My Property																		
Competitive Set	12.7	8.4	3.0	2.0	4.7	-1.8	0.0	12.7	8.1	0.4	12.5	2.9	2.4	-4.7	1.5	-2.7	0.0	1.4
Index																		
Rank																		

% Chg	Year To Date 2004	2005	2006	Running 3 Month 2004	2005	2006	Running 12 Month 2004	2005	2006
My Property									
Competitive Set	6.3	3.8	-0.4	10.6	1.6	-0.5	0.0	5.9	2.2
Index									
Rank									

ADR ($)

ADR ($)	2005 Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	2006 Jan	Feb	Mar	Apr	May	Jun
My Property															17.76	163.06	178.58	172.99
Competitive Set	168.04	156.41	163.00	172.45	163.76	160.40	146.36	136.96	170.30	176.35	163.63	149.92	161.32	171.34	187.75	186.20	190.31	183.58
Index															9.5	87.6	93.8	94.2
Rank																		

ADR ($)	Year To Date 2004	2005	2006	Running 3 Month 2004	2005	2006	Running 12 Month 2004	2005	2006
My Property			171.86			172.07			171.88
Competitive Set	142.22	164.18	182.27	148.29	165.61	186.70	134.21	153.04	169.92
Index			94.3			92.2			101.2
Rank									

% Chg

% Chg	2005 Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	2006 Jan	Feb	Mar	Apr	May	Jun
My Property																		
Competitive Set	42.4	20.4	13.6	18.5	6.3	10.2	13.3	12.8	12.2	10.2	20.4	19.1	-4.0	9.5	15.2	8.0	16.2	14.4
Index																		
Rank																		

% Chg	Year To Date 2004	2005	2006	Running 3 Month 2004	2005	2006	Running 12 Month 2004	2005	2006
My Property									
Competitive Set	7.9	15.4	11.0	10.1	11.7	12.7	2.7	14.0	11.0
Index									
Rank									

RevPAR ($)

RevPAR ($)	2005 Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	2006 Jan	Feb	Mar	Apr	May	Jun
My Property															1.48	106.36	136.93	134.83
Competitive Set	75.79	99.43	129.49	154.35	139.33	138.24	125.04	109.72	138.65	147.46	104.43	67.77	74.49	103.78	151.35	162.11	161.89	160.49
Index															1.0	65.6	84.6	84.0
Rank																		

RevPAR ($)	Year To Date 2004	2005	2006	Running 3 Month 2004	2005	2006	Running 12 Month 2004	2005	2006
My Property			124.81			126.16			124.81
Competitive Set	102.60	122.90	135.93	126.87	143.92	161.50	91.65	110.72	125.60
Index			91.8			78.1			99.4
Rank									

% Chg

% Chg	2005 Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	2006 Jan	Feb	Mar	Apr	May	Jun
My Property																		
Competitive Set	60.6	30.5	17.1	20.8	11.3	8.2	13.2	27.2	21.2	10.6	35.5	22.5	-1.7	4.4	16.9	5.0	16.2	16.1
Index																		
Rank																		

% Chg	Year To Date 2004	2005	2006	Running 3 Month 2004	2005	2006	Running 12 Month 2004	2005	2006
My Property									
Competitive Set	14.7	19.8	10.6	21.8	13.4	12.2	2.6	20.6	13.4
Index									
Rank									

SMITH TRAVEL RESEARCH

Tab 5 - Response Report

Courtyard Capitol Hill Navy Yard 140 L St SE Washington, DC 20003-3335 (202) 479-0027
STR # 54142 ChainID: 6515I MgtCo: Hospitality Partners Owner: None
For the Month of: June 2006 Date Created: July 22, 2006

This Year

Jun 18th - Father's Day

Last Year

Jun 19th - Father's Day

June 2006 (This Year)

Sun	Mon	Tue	Wed	Thu	Fri	Sat
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	

June 2005 (Last Year)

Sun	Mon	Tue	Wed	Thu	Fri	Sat
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30		

STR#	Name	City, State	Zip	Phone	Rooms	Open Date
54142	Courtyard Capitol Hill Navy Yard	Washington, DC	20003-3335	(202) 479-0027	204	200603
614	Holiday Inn Washington Capitol	Washington, DC	20024-2514	(202) 479-4000	532	198012
2229	Best Western Capitol Skyline Hotel	Washington, DC	20024-4299	(202) 488-7500	203	196306
12741	Capitol Hill Suites	Washington, DC	20003-1916	(202) 543-6000	152	198306
37375	Courtyard Washington Convention Center	Washington, DC	20004-1404	(202) 638-4600	188	199906
52890	Residence Inn Washington Capitol	Washington, DC	20024-3221	(202) 484-8280	233	200501
					1512	

2004
2005
2006

Data received:
○ = Monthly Only
● = Monthly & Daily

SMITH TRAVEL RESEARCH

Tab 6 - Daily Data for the Month

Courtyard Capitol Hill Navy Yard   140 L St SE   Washington, DC 20003-3335   (202) 479-0027
STR # 54142   ChainID: 6515I   MgtCo: Hospitality Partners   Owner: None
For the Month of: June 2006   Date Created: July 22, 2006   Daily Competitive Set Data Excludes Subject Property

Daily Indexes for the Month of June

117
97
77
57
37
17
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30
Occupancy Index
ADR Index
RevPAR Index

Occupancy (%)	Th	Fr	Sa	Su	Mo	Tu	We	Th	Fr	Sa	Su	Mo	Tu	We	Th	Fr	Sa	Su	Mo	Tu	We	Th	Fr	Sa	Su	Mo	Tu	We	Th	Fr
June	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30
My Property	59.3	67.6	64.7	43.6	77.5	91.2	92.6	91.7	74.5	86.3	83.3	98.0	96.6	96.1	70.6	67.2	61.8	54.4	94.6	98.0	87.7	88.7	81.9	89.7	69.1	96.1	99.0	79.4	48.5	37.3
Competitive Set	76.3	71.2	69.7	67.4	93.4	94.7	97.6	92.9	86.3	88.1	91.0	97.4	95.3	98.9	90.4	77.4	79.6	78.5	95.3	98.7	96.5	88.5	76.2	86.5	88.7	98.5	98.8	91.0	78.8	72.8
Index	77.7	95.0	92.8	64.7	82.9	96.3	95.0	98.7	86.3	98.0	91.6	100.7	101.3	97.1	78.1	86.8	77.6	69.3	99.2	99.3	90.9	100.3	107.4	103.7	77.9	97.6	100.2	87.3	61.6	51.2

% Chg																														
My Property																														
Competitive Set	4.9	13.3	3.5	-11.3	-2.7	-3.8	-0.6	2.3	10.5	8.3	14.2	2.6	-3.9	0.7	7.6	9.3	8.7	0.5	1.7	0.5	-1.8	-4.7	-14.4	-7.1	-0.3	-0.3	-0.7	-0.7	15.3	4.3
Index																														

ADR ($)																														
June	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30
My Property	132.83	86.46	88.01	128.83	188.65	190.30	203.19	192.05	141.66	143.59	185.74	202.82	208.83	210.52	179.42	115.15	119.87	133.12	195.90	195.21	179.53	164.46	117.34	132.91	190.09	248.22	228.31	200.42	191.22	80.04
Competitive Set	180.46	152.66	138.99	163.35	192.14	196.30	202.27	199.18	184.98	185.90	188.06	204.32	200.55	197.08	185.13	142.85	135.00	153.46	195.27	211.43	199.34	188.23	149.98	153.61	194.92	209.92	211.92	198.05	159.39	185.23
Index	73.6	56.6	63.3	78.9	98.2	96.9	100.5	96.4	76.6	77.2	98.8	99.3	104.1	106.8	96.9	80.6	88.8	86.7	100.3	92.3	90.1	87.4	78.2	86.5	97.5	118.2	107.7	101.2	120.0	43.2

% Chg																														
My Property																														
Competitive Set	13.3	14.0	0.8	6.7	8.4	8.5	14.4	23.8	18.5	37.6	24.4	24.3	15.2	13.3	17.9	6.1	0.2	4.2	19.4	31.4	17.7	17.2	9.9	11.8	19.0	18.5	20.5	17.3	-6.2	39.1
Index																														

RevPAR ($)																														
June	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30
My Property	78.79	58.49	56.95	56.21	146.11	173.51	188.25	176.05	105.55	123.88	154.78	198.84	201.66	202.26	126.65	77.33	74.04	72.43	185.33	191.38	157.53	145.92	96.06	119.23	131.39	238.49	226.07	159.16	92.80	29.82
Competitive Set	137.69	108.66	96.91	110.15	179.51	185.94	197.33	185.02	159.66	163.73	171.11	199.01	191.20	194.97	167.30	110.52	107.45	120.49	186.17	208.69	192.33	166.50	114.32	132.82	172.86	206.71	209.32	180.18	125.63	134.82
Index	57.2	53.8	58.8	51.0	81.4	93.3	95.4	95.2	66.1	75.7	90.5	99.9	105.5	103.7	75.7	70.0	68.9	60.1	99.6	91.7	81.9	87.6	84.0	89.8	76.0	115.4	108.0	88.3	73.9	22.1

% Chg																														
My Property																														
Competitive Set	18.9	29.1	4.3	-5.3	5.5	4.4	13.7	26.6	30.9	49.0	42.0	27.5	10.7	14.1	26.8	15.9	8.9	4.7	21.5	32.1	15.6	11.7	-5.9	3.8	18.6	18.1	19.6	16.5	8.1	45.0
Index																														

SMITH TRAVEL RESEARCH

Tab 7 - Day of Week and Weekday/Weekend Report

Courtyard Capitol Hill Navy Yard   140 L St SE   Washington, DC 20003-3335   (202) 479-0027
STR # 54142   ChainID: 6515I   MgtCo: Hospitality Partners   Owner: None
For the Month of: June 2006   Date Created: July 22, 2006   Monthly Competitive Set Data Excludes Subject Property

Current Month Occupancy

97
87
77
67
57
Sunday
Monday
Tuesday
Wednesday
Thursday
Friday
Saturday
Weekday
Weekend

Current Month ADR

My Property
Competitive Set
207
187
167
147
127
107
Sunday
Monday
Tuesday
Wednesday
Thursday
Friday
Saturday
Weekday
Weekend

		Occupancy (1)						Average Daily Rate (2)						RevPAR (3)					
		My Property		Competitive Set		Index		My Property		Competitive Set		Index		My Property		Competitive Set		Index	
Day of Week	Time Period		% Chg		% Chg		% Chg		% Chg		% Chg		% Chg		% Chg		% Chg		% Chg
Sunday	Current Month	62.4		81.6	1.4	76.5		166.22		175.96	13.7	94.5		103.70		143.59	15.3	72.2	
	Year To Date			65.0	3.0					172.96	13.1					112.40	16.5		
	Running 3 Month	51.9		78.0	-1.4	66.5		152.51		176.82	12.8	86.2		79.17		137.95	11.2	57.4	
	Running 12 Month			65.2	4.9					161.78	11.0					105.55	16.5		
Monday	Current Month	91.2		96.4	0.8	94.6		210.74		199.97	16.7	105.4		192.19		192.76	17.7	99.7	
	Year To Date			79.6	2.7					193.30	12.0					153.88	15.1		
	Running 3 Month	75.7		88.9	-0.6	85.1		208.48		197.65	12.4	105.5		157.74		175.77	11.7	89.7	
	Running 12 Month			77.8	3.8					180.03	11.2					140.07	15.4		
Tuesday	Current Month	95.8		97.1	-1.5	98.7		206.76		204.56	17.9	101.1		198.16		198.70	16.1	99.7	
	Year To Date			86.0	-1.7					200.84	12.5					172.81	10.7		
	Running 3 Month	85.0		94.6	-0.8	89.9		209.74		207.20	14.5	101.2		178.30		196.02	13.6	91.0	
	Running 12 Month			83.3	1.3					186.02	11.7					155.02	13.1		
Wednesday	Current Month	88.6		96.2	3.5	92.1		199.47		198.61	15.9	100.4		176.80		191.11	20.0	92.5	
	Year To Date			84.8	-2.3					202.47	13.9					171.64	11.3		
	Running 3 Month	83.3		93.8	-0.1	88.8		206.00		211.66	19.3	97.3		171.62		198.56	19.1	86.4	
	Running 12 Month			83.0	2.1					187.50	12.8					155.68	15.2		
Thursday	Current Month	71.5		85.6	5.0	83.5		173.50		182.70	12.9	95.0		124.04		156.36	18.5	79.3	
	Year To Date			73.9	-3.1					183.76	8.7					135.71	5.4		
	Running 3 Month	71.5		86.5	1.3	82.7		174.65		186.07	10.4	93.9		124.88		160.93	11.9	77.6	
	Running 12 Month			73.6	1.2					171.81	9.2					126.39	10.5		
Friday	Current Month	65.4		77.0	2.6	85.0		112.24		163.11	15.6	68.8		73.45		125.54	18.6	58.5	
	Year To Date	66.4		64.0	-2.4	103.7		112.23		158.42	8.7	70.8		74.50		101.40	6.1	73.5	
	Running 3 Month	70.8		79.7	-1.9	88.9		113.09		163.20	9.0	69.3		80.12		130.05	6.9	61.6	
	Running 12 Month			65.6	0.7					149.42	11.7					98.03	12.5		
Saturday	Current Month	75.3		81.2	3.3	92.8		124.16		154.22	12.7	80.5		93.52		125.17	16.5	74.7	
	Year To Date	75.0		68.5	2.2	109.4		121.74		149.41	6.2	81.5		91.30		102.39	8.5	89.2	
	Running 3 Month	75.0		84.0	0.3	89.3		121.74		156.26	7.9	77.9		91.30		131.21	8.2	69.6	
	Running 12 Month			69.0	1.6					143.50	9.2					99.02	11.0		
Weekday/Weekend																			
Weekday (Sun-Thu)	Current Month	81.4		91.1	1.7	89.4		193.22		192.67	15.3	100.3		157.31		175.54	17.2	89.6	
	Year To Date			77.9	-0.5					191.76	12.0					149.29	11.5		
	Running 3 Month	73.5		88.4	-0.3	83.1		193.72		196.72	14.1	98.5		142.34		173.85	13.7	81.9	
	Running 12 Month			76.6	2.6					178.26	11.2					136.54	14.1		
Weekend (Fri-Sat)	Current Month	69.8		78.8	2.7	88.6		117.95		159.04	14.5	74.2		82.37		125.37	17.5	65.7	
	Year To Date	70.5		66.2	-0.1	106.5		117.10		153.65	7.5	76.1		82.59		101.89	7.3	81.1	
	Running 3 Month	72.9		81.8	-0.8	89.1		117.54		159.64	8.4	73.6		85.71		130.63	7.5	65.6	
	Running 12 Month			67.3	1.2					146.41	10.5					96.52	11.7		
Total	Current Month	77.9		87.4	1.4	89.2		172.99		183.58	14.4	94.2		134.83		160.49	16.1	84.0	
	Year To Date	72.6		74.6	-0.4	97.4		171.88		182.27	11.0	94.3		124.81		135.93	10.6	91.8	
	Running 3 Month	73.3		86.5	-0.5	84.8		172.07		186.70	12.7	92.2		126.16		161.50	12.2	78.1	
	Running 12 Month	72.6		73.9	2.2	98.2		171.88		169.92	11.0	101.2		124.81		125.80	13.4	99.4	

SMITH TRAVEL RESEARCH

Tab 8 - Help

Definitions

ADR (Average Daily Rate) - Room revenue divided by rooms sold

Competitive (Comp) Set - A peer group of competitive hotels selected by hotel management to benchmark the subject property's performance.

Contract - Rooms sold/revenue from bookings sold at rates stipulated by contracts including airline crews and permanent guests.

Food & Beverage Revenue (F&B) - Revenue derived from food and beverage sales.

Group - Rooms sold/revenue from bookings sold simultaneously in blocks of ten (10) or more.

Index (Occupancy, ADR, RevPar) - Property performance divided by competitive set performance multiplied by 100.

Market Scale - Hotels located in the subject property's market and classified in the subject property's STR chain scale segment. There are seven (7) scale groups; Luxury, Upper Upscale, Upscale, Midscale with F&B, Midscale without F&B, Economy and Independent.

Market Scale (Collapsed) – Hotels located in the subject property's market and classified in the subject property's STR chain scale segment. There are two (2) market scale (collapsed) groups; Upscale (includes Luxury, Upper Upscale, Upscale, Independent) and Midscale/Economy (includes Midscale with F&B, Midscale without F&B, Economy).

MTD (Month to Date) - If a month ends during the current week, the MTD number would represent the month that ended

Occupancy - Rooms sold divided by rooms available multiplied by 100.

Other Revenue - All hotel revenue other than room and food and beverage revenue.

Percent Change (% Chg) - Amount of growth – up, down or flat – this period versus same period last year (day, week, running 28 days, running month-to-date). Calculated as ((TY-LY)/LY)*100.

Percent Change Rank (Occupancy, ADR, RevPar) - The percent change for the property is compared to the percent change of each hotel in the comp set.

Rank (Occupancy, ADR, RevPar) - Property performance ranked versus hotels in the competitive set (e.g. a "3 of 6" ADR ranking means the subject hotel's absolute ADR is third highest of the six competitors).

RevPAR (Revenue per Available Room) - Room revenue divided by rooms available

Room Revenue - Revenue derived from guestroom rental.

Segmented Data - Rooms sold and revenue data broken down by Transient, Group, and Contract.

Tract Scale – Hotels located in the subject property's tract and classified in the subject property's STR chain scale segment. There are four (4) tract scale groups; Upscale (includes Luxury, Upper Upscale, Upscale), Midscale (includes Midscale with F&B, Midscale without F&B), Economy and Independent.

Transient - Rooms sold/revenue from guests with reservations at Rack, Corporate, Corporate Negotiated, Package, Government or foreign traveler rates.

Planning - The project will go out for bids, construction will start within 4 months, or an architect/engineer has been selected for the project and plans are underway.

Under Construction - Ground has been broken or the owner is finalizing bids on the prime (general) contract.

FAQ

How is my hotel performing versus competition?
The monthly STAR report provides timely occupancy, average room rate, revenue per available room benchmarking of your hotel's performance versus your own selected competitors and an STR defined industry segment.

Is my hotel's data included in the competitive numbers?
Your hotel's data is included in the industry numbers.

How are percentage changes computed?
Hotel and competitive performance changes are measured against same period prior year.

Why do my percentage change numbers have such a large range?
The data for this year vs. the same period last year may vary greatly. Consider if you sold 2294 rooms this year vs. 743 last year, the percent change would be 208.7% ((2294-743)/743)*100.

What is an index?
An index is an easy way to compare your hotel's performance versus competition. An index of 100 or higher means your hotel's absolute performance is the same or better than competition.

What does the "Rank" information mean?
Your hotel's performance is ranked against the other properties in your competitive set. If your hotel's RevPAR rank is "2 of 6", that means your hotel's RevPAR was second highest of the six hotels in your competitive set.

What does "running 28 days" mean?
The most recent 28 days historical performance. The running 28 day numbers are based on the most current 28-day period, ending with the last day included in the weekly report.

What does "run MTD" mean?
Running month-to-date. The MTD numbers are based on a calendar month and include all days of the same month, through the most recent calendar day included in the report. If the most recent week's reporting includes data in two calendar months, the MTD numbers only include data from the recently ended month.

What if there are blanks in my competitive set numbers?
Your competitive set did not include sufficient data for reporting. A minimum of three (3) hotels excluding the subject property must report data in order for STR to provide competitive set performance.

What if there are blanks in my competitive set percentage change?
Your competitive set did not include sufficient data for reporting prior year data.

What is "Pipeline" on the Summary Tab?
Pipeline data is generated based on the STR/TWR/Dodge Construction Supply Pipeline database and details hotels that are being planned but not yet open. Every month STR receives data feeds from its hotel clients and Dodge Construction to create the definitive database for hotels in planning, pre-planning or under construction. The data is widely used by investment banks, development groups and hotel owners to estimate future nationwide supply growth and track supply changes in the market.

SMITH TRAVEL RESEARCH

SCHEDULE VI

DESCRIPTION OF REA

1. That certain Declaration of Covenants, Conditions and Restrictions and Reciprocal Easement Agreement, dated as of June 29, 2004, by and among NJA Development Partners Limited Partnership, a Delaware limited partnership, NJA Housing Development LLC, a Delaware limited liability company and NJA Hotel LLC, a Delaware limited liability company, recorded June 29, 2004 as Instrument No. 2004090787 among the District of Columbia Land Records.

2. That certain Development Agreement between the District of Columbia and NJA Development Partners, LP, dated January 1, 2004.

SCHEDULE VII

DESCRIPTION OF OTHER PROPERTY

PARCEL C

(Part 1 – Elevation 23.90’ and below

Part 2 – Elevation 20.50’ and below)

DESCRIPTION OF

A PORTION OF

LOT 37

SQUARE 741

(D.B. 195 PG. 59)

WASHINGTON, DC

Being a portion of Lot 37, Square 741 as shown on a plat entitled “Subdivision, Square 741” Recorded in Deed Book 195, Page 59, Square 741” Prepared by the Office of the Surveyor of the District of Columbia, recorded on November 19, 2001 and being more particularly described as follows:

PART ONE: Elevation 23.90’ and Below

Beginning for the same at a point on the easterly right-of-way line of New Jersey Avenue, S.E. said point being 28.50 feet from the intersection of the easterly right-of-way line of New Jersey Avenue, S.E. and the northerly right-of-way line of L Street S.E.; thence running with said easterly right-of-way line of New Jersey Avenue, S.E.

1.	North 15°44’40” West, 215.66 feet to a point at the intersection of the aforementioned easterly right-of-way line of New Jersey Avenue, S.E. and the southerly right-of-way line of K Street, S.E.; thence leaving the easterly right-of-way line of New Jersey Avenue, S.E. and running with the southerly right-of-way line of K Street, S.E.

2.

North 90°00’00” East, 242.33 feet to a point at the intersection of the aforementioned southerly right-of-way line of K Street, S.E. and the westerly right-of-way line of 2nd Street, S.E.; thence leaving the southerly right-of-way line of K Street, S.E. and running with the westerly right-of-way line of 2nd Street, S.E.

3.

South 00°00’00” East, 155.93 feet to a point; thence leaving the westerly right-of- way line of 2nd Street, S.E. and running so as to cross and include a portion of Square 741, the following nine (9) courses and distances

4.	North 90°00’00” West, 67.07 feet to a point; thence

5.	South 00°00’00” West, 21.95 feet to a point; thence

6.	North 90°00’00” West, 55.35 feet to a point; thence

7.	North 15°44’40” West, 2.00 feet to a point; thence

8.	South 74°15’20” West, 15.28 feet to a point; thence

9.	South 15°44’40” East, 8.35 feet to a point; thence

10.	South 74°15’20” West, 31.80 feet to a point; thence

11.	South 15°44’40” East, 5.56 feet to a point; thence

12.	South 74°15’20” West, 20.07 feet to the point of beginning containing 38,220 square feet or 0.87741 acres of land, more or less.

PART TWO: Elevation 20.50’ and Below

Beginning for the same at a point being the intersection of the easterly right-of-way line of New Jersey Avenue, S.E. and the northerly right-of-way line of L Street S.E.; thence running with said easterly right-of-way line of New Jersey Avenue, S.E.

1.	North 15°44’40” West, 28.50 feet to a point; thence leaving the easterly right-of-way line of New Jersey Avenue, S.E. and running so as to cross and include a portion of Square 741, the following twelve (12) courses and distances

2.	North 74°15’20” East, 20.07 feet to a point; thence

3.	North 15°44’40” West, 5.56 feet to a point; thence

4.	North 74°15’20” East, 31.80 feet to a point; thence

5.	North 15°44’40” West, 8.35 feet to a point; thence

6.	North 74°15’20” East, 15.28 feet to a point; thence

7.	South 15°44’40” East, 2.00 feet to a point; thence

8.	South 90°00’00” East, 55.35 feet to a point; thence

9.	North 00°00’00” East, 21.95 feet to a point; thence

10.	North 90°00’00” East, 67.07 feet to a point; thence

11.	South 00°00’00” East, 19.07 feet to a point; thence

12.	North 90°00’00” West, 14.00 feet to a point; thence

13.	South 00°00’00” West, 60.00 feet to a point on the aforementioned L Street South N.E.; thence running with L Street South, N.E. the following

14.	North 90°00’00” West, 162.08 feet to the point of beginning and containing 10,104 square feet or 0.23195 acres of land, more or less.

NOTE: At the date hereof the above described Parcel C is designated among the said Assessor’s records as Lot 7000 in Square 741.

SCHEDULE VIII

LIST OF CONTRACTORS

General Contractor:	Tompkins Builders

Subcontractors:

American Automatic Sprinkler

CJ Coakley Company

The Crystal Company

Ebenister Beaubois

Frivida Construction Company

GMT Tile

J&A Mechanical

Jacques Charpentier

Innovative Floor Systems

KM Builders

MacDonald Group Inc

Marathon Cleaning Inc

Material Distributors Inc

Miller and Long

National Commercial Flooring

Paddock Swimming Pool

Parker Masonry

Pillar Construction

Pollock and Guy Associated Inc

Prospect Waterproofing

R.B. Hnkle Construction

RE Iron Works

Sparkle Painting

TA Beach Corp

WBH Industries

WGG Inc